UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Polaris Industries Inc.
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Polaris Industries Inc.
2100 Highway 55
Medina, Minnesota 55340
763-542-0500
Fax: 763-542-0599

March 7, 2014

Dear Fellow Shareholder:

The Board of Directors of Polaris Industries Inc. (“Polaris”) joins me in extending a cordial invitation to attend our 2014 Annual Meeting of Shareholders which will be held at our corporate headquarters, 2100 Highway 55, Medina, Minnesota 55340, on Thursday, April 24, 2014 at 9:00 a.m. local time.

In addition to voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, we will review Polaris’ 2013 business and discuss our direction for the coming years. There will also be an opportunity, after conclusion of the formal business of the meeting, to discuss other matters of interest to you as a shareholder.

Again this year, we will be using the “Notice and Access” method of furnishing proxy materials to you over the Internet. We believe that this process will provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials. On or about March 7, 2014, we will mail to many of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and vote electronically over the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials. We will not be mailing the Notice to shareholders who previously elected to receive paper copies of the proxy materials, but rather will mail those shareholders a full set of the proxy materials.

It is important that your shares be represented at the meeting whether or not you plan to attend in person. Please vote electronically over the Internet or, if you receive a paper copy of the proxy card by mail, by telephone or by returning your signed proxy card in the envelope provided. If you do attend the meeting and desire to vote in person, you may do so by following the procedures described in the Proxy Statement even though you have previously sent a proxy.

We hope that you will be able to attend the meeting and we look forward to seeing you.

Sincerely,

Scott W. Wine
Chairman of the Board and Chief Executive Officer

Enclosures

POLARIS INDUSTRIES INC.
2100 Highway 55
Medina, Minnesota 55340
March 7, 2014
________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
________________

Polaris Industries Inc. will hold its 2014 Annual Meeting of Shareholders at its corporate headquarters located at 2100 Highway 55, Medina, Minnesota 55340, on Thursday, April 24, 2014. The meeting will begin at 9:00 a.m. local time. The proxy materials were either made available to you over the Internet or mailed to you beginning on or about March 7, 2014. At the meeting, our shareholders will:

1.	Elect one Class III director for a one-year term ending in 2015 and three Class II directors for three-year terms ending in 2017.

2.	Approve the amended and restated Polaris Industries Inc. Senior Executive Annual Incentive Compensation Plan.

3.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014.

4.	Submit an advisory vote on approval of the compensation of our Named Executive Officers (as defined in the accompanying Proxy Statement).

5.	Act on any other matters that may properly come before the meeting.

The Board recommends that shareholders vote FOR each of the following:

1.	The director nominees named in the accompanying Proxy Statement.

2.	The approval of the amended and restated Polaris Industries Inc. Senior Executive Annual Incentive Compensation Plan.

3.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014.

4.	The advisory vote to approve the compensation of our Named Executive Officers.

Only shareholders of record at the close of business on February 27, 2014 may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Stacy L. Bogart
Stacy L. Bogart
Vice President-General Counsel and Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, we urge you to vote as soon as possible via the Internet as described in the Notice. If you received a copy of the proxy card by mail, you may vote by Internet or telephone as instructed on the proxy card, or you may sign, date and mail the proxy card in the envelope provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2014 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 24, 2014.

Our Proxy Statement for the 2014 Annual Meeting of Shareholders, our Annual Report to Shareholders for the fiscal year ended December 31, 2013 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are available at https://materials.proxyvote.com/731068.

POLARIS INDUSTRIES INC.
2100 Highway 55
Medina, Minnesota 55340
________________
PROXY STATEMENT
________________
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who can vote?

A:
You can vote if you were a shareholder at the close of business on the record date of February 27, 2014. There were a total of 65,878,994 shares of our common stock outstanding on February 27, 2014. The Notice of Internet Availability of Proxy Materials (the “Notice”), this Proxy Statement and any accompanying proxy card, along with the 2013 Annual Report to Shareholders and the 2013 Annual Report on Form 10-K, were first made available to you beginning on or about March 7, 2014. The Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:	What am I voting on?

A:	You are voting on:

•
Election of one nominee as a Class III director for a one-year term ending in 2015 and three nominees as Class II directors for three-year terms ending in 2017. The Board of Directors’ nominee for Class III is Kevin M. Farr, and the nominees for Class II are Gary E. Hendrickson, R.M. (Mark) Schreck, and William G. Van Dyke.

•	Approval of the amended and restated Senior Executive Annual Incentive Compensation Plan.

•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014.

•	Advisory vote on approval of the compensation of our Named Executive Officers (as defined below).

Q:	How does the Board recommend I vote on the proposals?

A:
The Board is soliciting your proxy and recommends you vote FOR the director nominees, FOR the approval of the amended and restated Senior Executive Annual Incentive Compensation Plan, FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014 and FOR the advisory vote on approval of the compensation of our Named Executive Officers.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A:
“Notice and Access” rules adopted by the United States Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and our Annual Report for 2013, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.

Q:	How many shares must be voted to approve each proposal?

A:
Quorum. A majority of the outstanding shares of our common stock represented in person or by proxy is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, 65,878,994 shares of our common stock were issued and outstanding. A majority of those shares, or 32,939,498 shares of our common stock, will constitute a quorum for the purpose of electing directors, adopting proposals and submitting advisory votes at the Annual Meeting. If you submit a valid proxy or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum.

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Vote Required. Proposal 1: Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker non-votes will have no effect on the voting for the election of directors. In July 2013, we amended our Corporate Governance Guidelines to adopt a requirement that any director who fails to receive a majority of the votes cast "for" or "against" his or her election in an uncontested election must promptly tender his or her resignation. In that event, the Corporate Governance and Nominating Committee must make a recommendation to the Board on whether to accept or reject the tender of resignation. The Board, after taking into account the recommendation, must publicly disclose its decision and rationale within 90 days after the election. The director who failed to receive a majority vote will not participate in the decision.

Proposals 2 and 3: The proposals to approve the Company’s amended and restated Senior Executive Annual Incentive Compensation Plan and to ratify the selection of the Company’s independent registered public accounting firm will be determined by the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote, assuming the presence of a quorum (provided that the number of shares voted in favor of such proposals constitutes more than 25% of the outstanding shares of our common stock).

Proposal 4: We will consider the shareholders to have approved the compensation of our Named Executive Officers if there are more votes cast “FOR” the proposal than “AGAINST.” The advisory vote to approve the compensation of our Named Executive Officers is not binding on the Board, but the Compensation Committee will consider the shareholders’ advisory input when establishing compensation for our Named Executive Officers in future years.

Q:	What is the effect of broker non-votes and abstentions?

A:
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to that particular proposal. Nominees will not have discretionary voting power with respect to any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Broker non-votes will generally have no effect in determining whether any proposals to be voted on at the Annual Meeting are approved, although if a quorum for the Annual Meeting could not be established without including broker non-votes, then the broker non-votes required to establish the minimum quorum would have the same effect as votes against the proposal to approve the amended and restated Senior Executive Annual Incentive Compensation Plan.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote on that proposal, but will not be deemed to have been voted in favor of such proposal. Abstentions will therefore have the same effect as voting against the proposals to approve the amended and restated Senior Executive Annual Incentive Compensation Plan and to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the advisory vote to approve the compensation of our Named Executive Officers.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:
By submitting your proxy, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting. We do not know of any other business to be considered at the Annual Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.

Q:	How do I cast my vote?

A:	If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the Annual Meeting or by using one of the three following methods:

•
Vote by Internet by following the instructions for Internet voting shown on the Notice, or if you requested printed proxy materials or you receive a paper copy of the proxy card, by following the instructions provided with your proxy materials and on your proxy card.

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If you elected to receive printed proxy materials, you may also:

•	Vote by phone following the instructions for telephone voting provided with your printed proxy materials and on your proxy card.

•	Vote by completing, signing, dating and mailing the proxy card in the envelope provided. If you vote by phone or Internet, please do not mail your proxy card.

If you are a street-name shareholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Whichever method you use, the proxies identified on the proxy will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the proxies will vote those shares as recommended by the Board.

Q:	Can I vote my shares by filling out and returning the Notice?

A:
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted by:

•
Submitting a new proxy with a more recent date than that of the first proxy given by (1) following the telephone voting instructions or (2) following the Internet voting instructions or (3) completing, signing, dating and returning a new proxy card to us; or

•	Giving written notice before the vote at the meeting to our Secretary, stating that you are revoking your proxy.

Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it - that is, by telephone, Internet or mail.

Q:	Who will count the votes?

A:
Broadridge Financial Solutions, our independent proxy tabulator, will count the votes. A representative of Broadridge Financial Solutions and Sean Bagan, our Treasurer, will act as inspectors of election for the meeting.

Q:	Is my vote confidential?

A:	All proxies and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed, except:

•	To allow Broadridge Financial Solutions to tabulate the vote;

•	To allow Sean Bagan, our Treasurer, and a representative of Broadridge Financial Solutions to certify the results of the vote; and

•	To meet applicable legal requirements.

Q:	What shares are included on my proxy?

A:
Your proxy will represent all shares registered to your account in the same social security number and address, including any full and fractional shares you own under the Polaris 2007 Omnibus Incentive Plan, the Polaris Restricted Stock Plan, the Polaris Employee Stock Purchase Plan, as well as shares you own through the Polaris Employee Stock Ownership Plan and the Polaris 401(k) Retirement Savings Plan.

Q:	What happens if I don’t vote shares that I own?

A:
For shares registered in your name. If you do not vote shares that are registered in your name by voting in person at the Annual Meeting or by proxy through the Internet, telephone or mail as described on the Notice, the Internet voting site or, if you requested printed proxy materials or receive a paper copy of the proxy card, by following the instructions

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therein, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See effect of “broker non-votes” as described above. Your broker will not have discretion to vote your shares for any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Accordingly, it is important that you provide voting instructions to your broker for the matters to be voted upon at the Annual Meeting.

For shares held in certain employee plans. If you hold shares in the Employee Stock Ownership Plan or the 401(k) Retirement Savings Plan and you do not submit your voting instructions by proxy through the mail, telephone or Internet as described on the proxy card, those shares will be voted in the manner described in the following two questions.

Q:	How are common shares in the Polaris Employee Stock Ownership Plan voted?

A:
If you hold shares of common stock through the Polaris Employee Stock Ownership Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the instructions actually received by the trustee from participants who give voting instructions. Votes under the Polaris Employee Stock Ownership Plan receive the same confidentiality as all other votes.

Q:	How are common shares in the Polaris 401(k) Retirement Savings Plan voted?

A:
If you hold shares of our common stock through the Polaris 401(k) Retirement Savings Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the shares in your account will not be voted. Votes under the Polaris 401(k) Retirement Savings Plan receive the same confidentiality as all other votes.

Q:	What does it mean if I get more than one Notice or proxy card?

A:	Your shares are probably registered in more than one account. You should provide voting instructions for all Notices and proxy cards you receive.

Q:	How many votes can I cast?

A:	You are entitled to one vote per share on all matters presented at the meeting.

Q:	When are shareholder proposals and nominees due for the 2015 Annual Meeting of Shareholders?

A:
If you want to submit a shareholder proposal or nominee for the 2015 Annual Meeting of Shareholders, you must submit the proposal in writing to our Corporate Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota 55340, so it is received by the relevant date set forth below under “Submission of Shareholder Proposals and Nominations. ”

Q:	How is this proxy solicitation being conducted?

A:
We engaged D.F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of votes for a fee of $16,000, plus out-of-pocket expenses. We will pay for the cost of soliciting proxies and we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders. In addition, some of our employees may solicit proxies. D.F. King & Co., Inc. and employees may solicit proxies in person, by telephone and by mail. Our employees will not receive special compensation for these services, which the employees will perform as part of their regular duties.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 14, 2014 by each person known to us who then beneficially owned more than 5% of the outstanding shares of common stock, each director, each nominee for director, each Named Executive Officer named in the Summary Compensation Table appearing below and all current executive officers and directors as a group. As of February 14, 2014, there were 65,721,035 shares of common stock outstanding. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner. The table also includes information with respect to common stock equivalents and deferred stock units credited as of February 14, 2014 to the accounts of each director as described in this Proxy Statement under the heading “Director Compensation.”

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Common Stock Equivalents(10)	Deferred Stock Units(11)
The Vanguard Group(1)	4,201,642	6.4%
BlackRock, Inc.(2)	4,184,476	6.4%
Polaris Industries Inc. Employee Stock Ownership Plan(3)	4,148,336	6.3%
Wells Fargo & Company(4)	3,908,554	5.9%
Scott W. Wine(5)(6)	679,831	1.0%
Chairman of the Board and Chief Executive Officer
Michael W. Malone(6)(7)	234,025	*
Vice President – Finance and Chief Financial Officer
Bennett J. Morgan(6)(8)	615,763	*
President and Chief Operating Officer
Stacy L. Bogart(6)	57,191	*
Vice President – General Counsel and Secretary
James P. Williams(5)(6)	84,000	*
Vice President – Human Resources
Annette K. Clayton	0	*	27,981	17,968
Director
Brian C. Cornell	0	*	1,043	1,491
Director
Kevin M. Farr	0	*	267	0
Director
Gary E. Hendrickson	0	*	2,830	4,457
Director
Bernd F. Kessler	0	*	5,983	7,146
Director
R. M. (Mark) Schreck	480	*	40,555	17,968
Director
William G. Van Dyke(9)	2,000	*	23,238	17,968
Director
John P. Wiehoff	0	*	17,091	15,049
Director
All directors and current executive officers as a group (20 persons)(5)-(9)	2,083,783	3.2%	118,988	82,047
____________
* Indicates ownership of less than 1%.

(1)
The address for The Vanguard Group and its subsidiaries (collectively, “Vanguard”) is 100 Vanguard Boulevard, Malvern, PA 19355. Vanguard has sole voting power with respect to 58,649 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 4,150,293 shares and shared dispositive power with respect to 51,349 shares. This information was reported on a Schedule 13G/A filed by Vanguard with the SEC on February 11, 2014.

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(2)
The address for BlackRock, Inc. and its affiliates (collectively, “BlackRock”) is 40 East 52nd Street, New York, NY 10022. BlackRock, an investment advisor, has sole voting power with respect to 3,792,808 shares and sole dispositive power with respect to 4,184,476 shares. This information was reported on a Schedule 13G/A filed by BlackRock with the SEC on January 30, 2014.

(3)
The address for the Polaris Industries Inc. Employee Stock Ownership Plan (the "ESOP") is 2100 Highway 55, Medina, MN 55340. The ESOP has shared voting and shared dispositive power with respect to 4,148,336 shares. This information was reported on a Schedule 13G filed by the ESOP with the SEC on February 13, 2014.

(4)
The address for Wells Fargo & Company and its subsidiaries (collectively, "Wells Fargo") is 420 Montgomery Street, San Francisco, CA 94104. Wells Fargo has sole voting power with respect to 1 share, shared power to vote with respect to 3,875,935 shares, sole dispositive power with respect to 1 share, and shared dispositive power with respect to 3,898,267 shares. This information was reported on a Schedule 13G filed by Wells Fargo with the SEC on January 27, 2014.

(5)
Includes 24,000 and 30,000 restricted shares of common stock awarded to Messrs. Wine and Williams, respectively, and 93,000 aggregate restricted shares of common stock awarded to current executive officers as a group under the Polaris Industries Inc. 2007 Omnibus Incentive Plan. All of the 93,000 restricted shares, except 24,000 unvested shares granted to Mr. Wine in January 2011 become freely tradable only if we achieve certain financial targets provided holders continue to be employees. The remaining 24,000 unvested restricted shares granted to Mr. Wine become freely tradable on a ratable basis over the next two years provided that he continues to be an employee.

(6)
Includes shares which could be purchased by the indicated person upon the exercise of vested options within 60 days after February 14, 2014: Mr. Wine, 430,000 shares; Mr. Malone, 94,000 shares; Mr. Morgan, 462,500 shares; Ms. Bogart, 27,000 shares; Mr. Williams, 54,000 shares; and all executive officers combined, 1,307,500 shares.

(7)	Includes 20,994 shares which are held in a revocable trust in the name of Mr. Malone’s spouse.

(8)
Includes 6,067 shares held by Mr. Morgan in the Polaris Employee Stock Ownership Plan, over which he holds shared voting power, 17,482 shares which are held in a revocable trust in the name of Mr. Morgan’s spouse, and 300 shares held by Mr. Morgan’s child, as to which beneficial ownership is disclaimed.

(9)	Includes 2,000 shares which are held in a revocable trust.

(10)
Represents the number of common stock equivalents credited as of February 14, 2014 to the accounts of each non-employee director and the accompanying dividend equivalent units, as maintained by us under the Polaris Industries Inc. Deferred Compensation Plan for Directors. A director will receive one share of common stock for every common stock equivalent held by that director upon his or her termination of service as a member of the Board or upon a change of control of our Company. The plan is described in this Proxy Statement under the heading “Director Compensation.”

(11)
Represents the number of deferred stock units awarded from May 2007 through April 2013 to each of the non-employee directors under the Polaris Industries Inc. 2007 Omnibus Incentive Plan and the accompanying dividend equivalent units. A director will receive one share of common stock for every deferred stock unit upon his or her termination of service as a director or upon a change in control of our Company. The grant of deferred stock units is described in this Proxy Statement under the heading “Director Compensation.”

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CORPORATE GOVERNANCE

Board Leadership Structure

On January 31, 2013, Mr. Wine became our Chairman and holds the titles of Chairman and Chief Executive Officer ("CEO"). The Board believes that the interests of having a unified leadership structure with the positions of Chairman and CEO being held by the same person is currently appropriate for our Company. Our Corporate Governance Guidelines provide that if the CEO is also the Chairman of the Board, the Chair of the Corporate Governance and Nominating Committee, who is an independent director, will serve as the Lead Director. Mr. Wiehoff is our Lead Director, and his responsibilities as Lead Director include:

•	Preside over all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Serve as a liaison between the Chairman and the independent directors;

•	In consultation with the Chairman, approve:

•	Key information sent to the Board;

•	Meeting agendas for the Board; and

•	Meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Have the authority to call meetings of the independent directors;

•	If requested by major shareholders, ensure his/her availability for consultation and direct communication;

•	Conduct and facilitate annual Board self-evaluation;

•	Communicate with CEO about strategic business issues and governance process or board relationships; and

•	Coordinate with the Compensation Committee on CEO evaluation.

The Board believes that its independent Board committees and Lead Director provide appropriate independent Board leadership and oversight.

Risk Oversight

Our Audit Committee is primarily responsible for regularly reviewing and discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including management’s guidelines and policies with respect to risk assessment and risk management. When the Board deems it appropriate, responsibility of oversight of a specific risk is assigned to another one of the Board’s committees.

We engage in an Enterprise Risk Management (“ERM”) process. The ERM process consists of periodic risk assessments performed by various functional management groups during the year. At least twice a year, executive management presents these assessments to the Audit Committee to ensure that the process is sound and complete, oversight is appropriate, and the risks and risk assessments are thoroughly reviewed. In addition, the Audit Committee reports regularly to the full Board, which also considers our risk profile. While our management is responsible for day-to-day risk management identification and mitigation, the Board, directly and through its committees, oversees the execution of the ERM process. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Board Diversity

The Corporate Governance and Nominating Committee is responsible for identifying individuals who it considers qualified to become Board members. In furtherance of this duty, the Corporate Governance and Nominating Committee considers, as required by its charter, the Board’s overall balance of diversity of perspectives, backgrounds and experiences, although it does not have a formal policy regarding the consideration of diversity of Board members. The Corporate Governance and Nominating Committee views diversity broadly and evaluates a wide range of criteria as it makes its selections, including functional areas of experience, educational background, employment experience and leadership performance. The Corporate Governance and Nominating Committee also assesses those intangible factors it deems necessary to develop a heterogeneous and cohesive Board such as integrity, judgment, intelligence, and the willingness and ability of the candidate to devote adequate time to Board duties for a sustained period.

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Our Board and each of its committees engage in an annual self-evaluation process. As part of that process, directors provide feedback on whether the Board is meeting its diversity objectives and how the composition of the Board should be altered in order to enhance its value to our Company and shareholders.

Corporate Governance Guidelines and Independence

Our Board has adopted Corporate Governance Guidelines, which may be viewed online on our website at www.polaris.com. Under our Corporate Governance Guidelines, which adopt the current standards for “independence” established by the New York Stock Exchange (“NYSE”), a majority of the members of the Board must be independent as determined by the Board. In making its determination of independence, among other things, the Board must have determined that the director has no material relationship with the Company either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with us. The Board of Directors has determined that Ms. Clayton and Messrs. Cornell, Farr, Hendrickson, Kessler, Schreck, Van Dyke and Wiehoff are independent. Mr. Wine, our Chairman and CEO, is the only director who is not independent.

The Board based its independence determinations, in part, upon a review by the Corporate Governance and Nominating Committee and the Board of certain transactions between the Company and companies with which certain of our directors have relationships, each of which was made in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in amounts that are not material to our business or the business of such unaffiliated corporation, and in which the director had no direct or indirect personal interest, nor received any personal benefit. Specifically, such transactions reviewed by the Corporate Governance and Nominating Committee and the Board included: (a) ordinary course of business purchases by us from C. H. Robinson Worldwide, where Mr. Wiehoff is, and during fiscal 2013 was, the CEO, in the aggregate amount of approximately $5,424,468; (b) ordinary course of business purchases by us from Donaldson Company Inc., where Mr. Wiehoff is, and during fiscal 2013 was, a director, in the aggregate amount of approximately $251,891; (c) ordinary course of business purchases by us from The Valspar Corporation, where Mr. Hendrickson is, and during fiscal 2013 was, an executive officer and Chairman of the Board, in the aggregate amount of approximately $92,431; and (d) tuition payments by us on behalf of certain employees to Carlson School of Management of the University of Minnesota, where Mr. Van Dyke was, during a portion of fiscal 2013, a member of the Board of Overseers, in the aggregate amount of approximately $254,466. In all cases, the payments were less than the greater of $1,000,000 or 2% of the recipients’ gross revenues. Accordingly, a majority of our Board is considered to be independent. Additionally, all current members of our Audit, Compensation and Corporate Governance and Nominating Committees are considered to be independent.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all employees, including our CEO, our Chief Financial Officer (“CFO”) and all other executive officers, and the Board. A copy of the Polaris Code of Business Conduct and Ethics is available on our website at www.polaris.com.

Hedging and Pledging Policy

We recently adopted a policy that prohibits Directors and executive officers from engaging in hedging transactions with respect to the Company stock. We also recently adopted a policy that permits Directors and executive officers to pledge Company stock as collateral for a loan only if it is pre-approved by the Company's General Counsel or Chief Financial Officer. The Director or executive officer must clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities.

Communications with the Board

Under our Corporate Governance Guidelines, a process has been established by which shareholders and other interested parties may communicate with members of the Board. Any shareholder or other interested party who desires to communicate with the Board, individually or as a group, may do so by writing to the intended member or members of the Board, c/o Corporate Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota 55340.

All communications received in accordance with these procedures will be reviewed initially by the office of our Corporate Secretary to determine that the communication is a message to one or more of our directors and will be relayed to the

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appropriate director or directors unless the Corporate Secretary determines that the communication is an advertisement or other promotional material. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate.

Board Meetings

During 2013, the full Board met four times. Each of the in-person meetings was preceded and/or followed by an executive session of the Board without management in attendance, chaired by Mr. Wiehoff. Each of our directors attended at least 75% percent of the meetings of the Board and any committee on which they served in 2013. The Board also took action in writing four times in 2013. We do not maintain a formal policy regarding the Board’s attendance at annual shareholder meetings; however, Board members are expected to regularly attend all Board meetings and meetings of the committees on which they serve as well as the annual shareholder meetings. All then-current members of the Board attended our 2013 Annual Meeting.

Committees of the Board and Meetings

The Board has designated four standing committees. The Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Technology Committee each operate under a written charter, which is available on our website at www.polaris.com. The current membership of each committee and its principal functions, as well as the number of times it met during 2013, are described below.

Audit Committee

Members:
William G. Van Dyke, Chair
Kevin M. Farr
Bernd F. Kessler
R.M. (Mark) Schreck
John P. Wiehoff

All members of the Audit Committee have been determined to be “independent” and “financially literate” by the Board in accordance with our Corporate Governance Guidelines, SEC rules and the applicable listing requirements of the NYSE. Additionally, Messrs. Van Dyke, Farr, Kessler and Wiehoff have each been determined by the Board to be an “Audit Committee Financial Expert” as that term has been defined by the SEC. None of the members of the Audit Committee currently serve on the audit committees of more than three public companies.

Functions:
The Audit Committee assists the Board in fulfilling its fiduciary responsibilities by overseeing our financial reporting and public disclosure activities. The Audit Committee’s primary purposes and responsibilities are to:

•
Assist the Board of Directors in its oversight of (a) the integrity of our financial statements, (b) the effectiveness of internal control over financial reporting, (c) our compliance with legal and regulatory requirements, (d) the independent auditor’s performance, qualifications and independence, and (e) the responsibilities, performance, budget and staffing of our internal audit function;

•	Prepare the Audit Committee Report that appears later in this Proxy Statement;

•	Serve as an independent and objective party to oversee our financial reporting process and internal control system; and

•	Provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditors and the Board.

The Audit Committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation and oversight of the work of any independent registered public accounting firm employed by us (including resolution of any disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us, and each such independent registered public accounting firm reports directly to the Audit Committee. This committee met nine times during 2013.

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Compensation Committee

Members:
Gary E. Hendrickson, Chair
Annette K. Clayton
Brian C. Cornell
William G. Van Dyke

All members of the Compensation Committee have been determined to be “independent” by the Board in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

Functions:
The Compensation Committee’s duties and responsibilities include, among other things, the responsibility to:

•	Assist the Board in establishing a philosophy and policies regarding executive and director compensation;

•	Provide oversight to the administration of our director and executive compensation programs;

•	Administer our stock option, restricted stock and other equity-based and cash incentive plans;

•	Review and approve the compensation of directors, executive officers and senior management;

•
Review and discuss the Compensation Discussion and Analysis that appears later in this Proxy Statement and prepare any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including the Compensation Committee Report that appears later in this Proxy Statement; and

•
Review the process for managing executive development and succession, assist the Board in management development and succession planning and review with the CEO the confidential written procedure for the timely and efficient transfer of his or her responsibilities in the event of his or her sudden incapacitation or departure.

The Compensation Committee has the resources and appropriate authority to discharge its duties and responsibilities, including the authority to retain independent counsel and other independent experts or consultants. The committee has the sole authority to select, retain and terminate a compensation consultant and to approve the consultant’s fees and other retention terms. The committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 of the Securities Exchange Act, as in effect from time to time, and/or (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), as in effect from time to time.

The Compensation Committee engaged Towers Watson to act as its compensation consultant beginning in May 2013. Prior to May 2013, the Compensation Committee retained The Delves Group ("Delves") as its compensation consultant. The Compensation Committee uses its compensation consultant in an advisory role for various technical, analytical, and plan design issues related to compensation and benefit programs. The compensation consultant does not recommend or determine compensation for any of our executives, which role is reserved to the Compensation Committee. The Compensation Committee provides the material elements of the instructions to the compensation consultant with respect to the performance of its duties under the engagement. For 2013, the Compensation Committee instructed Delves and Towers Watson to (a) collect market information on a variety of executive pay and design issues, including the types and amounts of compensation paid to executives at similarly situated companies; (b) assist in the design and review of programs such as our long-term incentive plan and annual cash incentive plan that affect the compensation of executives and other employees; (c) consult on various technical issues related to compensation and benefits; and (d) review and assist the Compensation Committee in the development of offer letters to our senior executives with our CEO from time to time. When necessary, the compensation consultant works with management to fully understand the details of various compensation programs and the underlying business and human resources issues they address. The Compensation Committee has assessed the independence of Delves and Towers Watson pursuant to the rules of the SEC and concluded no conflict of interest exists that would prevent the independent representation of the Compensation Committee. We did not use Delves for any non-executive compensation consulting in 2013, and used Towers Watson for such consulting in 2013 for which it was paid less than $20,000.

The Compensation Committee works with our CEO, our President and Chief Operating Officer and our Vice President – Human Resources in determining the base salary and annual and long-term incentive targets and opportunities for our

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executive officers, but in each case not including that officer’s own compensation arrangements. The Compensation Committee also has the power to delegate the approval of grants of certain stock options and performance-based restricted share awards. The Compensation Committee has delegated to our CEO the approval of the issuance of a limited number of equity awards in connection with the employment of new non-executive employees and the promotion, retention or outstanding achievements of current non-executive employees. The Compensation Committee met five times during 2013 and took action in writing once.

Corporate Governance and Nominating Committee

Members:
John P. Wiehoff, Chair
Gary E. Hendrickson
Bernd F. Kessler
R. M. (Mark) Schreck

All members of the Corporate Governance and Nominating Committee have been determined to be “independent” by the Board in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE, including Mr. Kessler, who joined the Committee in January 2014.

Functions:
The Corporate Governance and Nominating Committee provides oversight and guidance to the Board to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of our Company. The committee reviews and evaluates the policies and practices with respect to the size, composition and functions of the Board, evaluates the qualifications of possible candidates for the Board and recommends the nominees for directors to the Board for approval. The committee will consider individuals recommended by shareholders for nomination as a director, applying the standards described in the Corporate Governance and Nominating Committee Charter. The committee also is responsible for recommending to the Board any revisions to our Corporate Governance Guidelines. This committee met five times during 2013.

Technology Committee

Members:
R. M. (Mark) Schreck, Chair
Annette K. Clayton
Brian C. Cornell
Kevin M. Farr
Bernd F. Kessler
Scott W. Wine

Functions:
The Technology Committee provides oversight of our product plans, technology development and related business processes. The committee reviews (a) product and technology development plans to ensure the continuous flow of innovative, differentiated, leadership products in the markets we currently serve; (b) plans for growth through new products serving adjacent markets; (c) new technology development and plans for insertion of new technology into the long-range product plan; (d) major competitive moves and our response plan; (e) the adequacy of the processes, tools, facilities and technology leadership of our product and technology development; (f) the costs, benefits and risks associated with major product development programs and related facility investments; (g) plans to address changing regulatory requirements; (h) strategic sourcing plans for products and technology; and (i) quality initiatives to ensure that the quality of our products meets or exceeds customer expectations. This committee met two times during 2013.

Certain Relationships and Related Transactions

During 2013, we did not engage in any transactions with related persons that are required to be described in this Proxy Statement pursuant to applicable SEC regulations, other than our ordinary course of business with Fuji Heavy Industries Ltd. (“Fuji”), which previously owned approximately 5.8% of our Common Stock. During 2013, we purchased approximately $61,744,085 of engines for our products from Fuji. Sales to our Company represented less than 1% of Fuji’s total sales and we believe the transactions reflect market terms and were negotiated at arm’s length. Our transactions with

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Fuji have been approved in accordance with our Related-Person Transaction Policy, which is described below. On November 12, 2013, we repurchased all of the shares of our common stock owned by Fuji, at which time Fuji ceased to be a related party.

Our written Related-Person Transactions Policy, which is applicable to all of our directors, nominees for directors, executive officers and 5% shareholders and their respective immediate family members, prohibits “related-person transactions” unless approved or ratified by the Corporate Governance and Nominating Committee.

Matters considered to be a related-person transaction subject to the policy include any transaction in which we are directly or indirectly a participant and the amount involved exceeds or reasonably can be expected to exceed $120,000, and in which a director, nominee for director, executive officer or 5% shareholder, or any of their respective family members, has or will have a direct or indirect material interest.

Any potential related-person transaction that is raised will be analyzed by the General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction or relationship constitutes a related-person transaction requiring compliance with the policy. The potential related-person transaction and the General Counsel’s conclusion and the analysis thereof are also to be reported to the chair of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee shall review the material facts of all related-person transactions that require the committee’s approval and either approve or disapprove of the related person transaction. If advance committee approval of a related-person transaction is not feasible, then the related-person transaction shall be considered and, if the committee determines it to be appropriate, ratified at the committee’s next regularly scheduled meeting. Any related-person transaction that is not approved or ratified, as the case may be, shall be voided, terminated or amended, or such other actions shall be taken, in each case as determined by the committee, so as to avoid or otherwise address any resulting conflict of interest.

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are considered independent under our Corporate Governance Guidelines. During fiscal year 2013, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officers served on our Compensation Committee or Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors and executive officers to file initial reports of ownership and reports of changes of ownership of our common stock with the SEC. Executive officers and directors are required to furnish us with copies of all Section 16(a) reports that they file. To our knowledge, based solely upon a review of the reports filed by the executive officers and directors during 2013 and written representations that no other reports were required, we believe that, during the year ended December 31, 2013, all filing requirements applicable to our directors, executive officers and 10% beneficial owners, if any, were complied with on a timely basis, except that we failed to timely file a Form 4 to report (i) the payment of a tax liability by withholding common stock incident to the vesting of restricted stock by Stacy Bogart on March 29, 2013 and (ii) the payment of a tax liability by withholding common stock incident to the vesting of restricted stock by Suresh Krishna on March 29, 2013.

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PROPOSAL 1 — ELECTION OF DIRECTORS

General Information

The Board is divided into three classes. The members of one class are elected at each annual meeting of shareholders to serve three-year terms. The Class II directors currently serving on the Board, whose terms expire at the 2014 Annual Meeting, are Mr. Gary E. Hendrickson, Mr. R.M. (Mark) Schreck and Mr. William G. Van Dyke. In addition, the Board appointed Kevin M. Farr to the Board as a Class III director with his initial term expiring at the 2014 Annual Meeting.

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board proposes that Kevin M. Farr be elected as a Class III director for a one-year term expiring in 2015, and the following nominees be elected as Class II directors for three-year terms expiring in 2017:

Gary E. Hendrickson
R.M. (Mark) Schreck
William G. Van Dyke

Each of the nominees currently serves as a member of the Board. The persons named in the proxy intend to vote your proxy for the election of each of the four nominees, unless you indicate on the proxy that your vote should be withheld from any or all of the nominees. If you are voting by telephone or on the Internet, you will be told how to withhold your vote from some or all of the nominees. Each nominee elected as a director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

We expect each nominee standing for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees designated by the Board, unless an instruction to the contrary is indicated on the proxy. There are no family relationships between or among any of our executive officers, directors or director nominees.

The Board, upon recommendation of the Corporate Governance and Nominating Committee, unanimously recommends a vote FOR the election of these nominees as directors.

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Information Concerning Nominees and Directors

Our directors bring a broad range of leadership and experience to the boardroom and regularly contribute to the dialogue involved in effectively overseeing and guiding our business and affairs. Other than our CEO, all of the members of the Board are independent. Though the members of the Board have been selected to provide a wide range of viewpoints, the atmosphere of our Board is collegial. Preparation, engagement and participation are expected from our directors. We insist on high personal and professional ethics, integrity and values. All of our current directors and the director nominees satisfy such requirements. The Board has adopted Corporate Governance Guidelines, which are observed by all directors. With a diverse mix of experience, backgrounds and skill sets, the Board believes it is well positioned to represent the best interests of the shareholders. The principal occupation, specific experience, qualifications, attributes or skills and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

In October 2013, Kevin M. Farr was elected as a Class III member of the Board of Directors, with his initial term expiring at the 2014 Annual Meeting. The Corporate Governance and Nominating Committee led the process for selecting Mr. Farr and recommending him to the Board. Based upon the composition and qualifications of the current Board members, the Corporate Governance and Nominating Committee focused on individuals who (i) have been a CFO or CEO with a financial background, (ii) have the ability to serve as a leader on the Audit Committee, and (iii) have experience with global operations, mergers and acquisitions, and diverse business lines.

An independent search firm assisted the Corporate Governance and Nominating Committee with its director search and recommended candidates who satisfied the Board’s criteria. Mr. Farr was identified as a candidate by the search firm and was subsequently interviewed by the Chair of the Corporate Governance and Nominating Committee and certain other Board members, including our CEO.

If a shareholder wishes to have the Corporate Governance and Nominating Committee consider a candidate for nomination as a director, the shareholder’s notice must include the information specified in our bylaws, including the shareholder’s name and address, the information required to be disclosed by the SEC’s proxy rules, a written consent of the candidate to be named in the proxy statement and to serve as a director if elected, specified information regarding the shareholder’s interests in our capital stock, and the representations specified in our bylaws. The Corporate Governance and Nominating Committee will evaluate recommended nominees based on the factors identified in the Corporate Governance and Nominating Committee Charter, a copy of which is available on our website at www.polaris.com. Alternatively, shareholders may directly nominate a person for election to our Board by complying with the procedures set forth in our bylaws, any applicable rules and regulations of the SEC and any applicable laws.

Director Nominee — Class III (Term Ending 2015)

Kevin M. Farr	Director since 2013
Mr. Farr, 56, has been the Executive Vice President and Chief Financial Officer of Mattel, Inc., a worldwide leader in the design, manufacture and marketing of toys and family products, since February 2000, where he is responsible for the Mattel’s worldwide financial operations, as well as strategic planning; corporate development, including mergers and acquisitions; information technology; corporate communications; and government affairs. Prior to being named CFO in 2000, Mr. Farr served as Senior Vice President and Corporate Controller from September 1996 to February 2000. From 1991 to 1996, he served in various roles in Tax, including Vice President, Tax from 1993 to 1996. He joined Mattel in 1991 as Director of Taxes. Prior to Mattel, Mr. Farr spent 10 years with PricewaterhouseCoopers. He serves on the Corporate Advisory Board of the Marshall School of Business at the University of Southern California. He previously served on the Beckman Coulter Board from 2004 to 2011. With many years of experience in executive leadership roles, Mr. Farr brings to the Board expertise in financial operations, business development and corporate strategy. As a past director for a public company, Mr. Farr also provides significant board experience. Mr. Farr is a member of our Audit Committee and our Technology Committee.

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Director Nominees — Class II (Term Ending 2017)

Gary E. Hendrickson	Director since 2011
Mr. Hendrickson, 57, has been the President and Chief Executive Officer of The Valspar Corporation, a global paints and coatings manufacturer, since June 2011 and was its President and Chief Operating Officer from February 2008 to June 2011. From 2005 to February 2008, Mr. Hendrickson served as the Senior Vice President responsible for several significant business divisions and President, Asia Pacific of The Valspar Corporation and was the Group Vice President, Global Wood Coatings and President, Asia Pacific of The Valspar Corporation from 2004 to 2005. Prior to that, he served as Corporate Vice President and President, Asia Pacific of The Valspar Corporation from 2001 to 2004. He has been a member of the Board of Directors of The Valspar Corporation since 2009, and was named Chairman of the Board in 2012. Mr. Hendrickson serves as the Chair of our Compensation Committee and is also a member of our Corporate Governance and Nominating Committee. Mr. Hendrickson’s experience as president and chief executive officer of a global company provides expertise in corporate leadership and development and execution of business growth strategy. Mr. Hendrickson also brings to the Board significant global experience and knowledge of competitive strategy and international competition. As a past director for other public companies, Mr. Hendrickson also provides significant board experience.

R. M. (Mark) Schreck	Director since 2000
Mr. Schreck, 69, is a licensed professional engineer and retired Vice President, Technology, General Electric Company. He is currently an academic program director at the University of Louisville Speed School of Engineering and consults through his business, RMS Engineering, LLC. Mr. Schreck also serves as a director of the Kentucky Science and Technology Corporation, a private, nonprofit organization. Mr. Schreck serves as the Chair of our Technology Committee and is also a member of our Audit Committee and our Corporate Governance and Nominating Committee. He has over 35 years of experience in engineering and product development as well as in large scale manufacturing processes. He also brings knowledge of the latest practices in technology and innovation to our boardroom. Mr. Schreck’s expertise in consumer durables design and manufacturing makes him a key contributor to our Board in the product area and as the Chair of the Technology Committee.

William G. Van Dyke	Director since 2006
Mr. Van Dyke, 68, was the Chairman of the Board of Donaldson Company, Inc., a leading worldwide provider of filtration systems and replacement parts, from August 2004 until his retirement in 2005. He was Chairman, President and Chief Executive Officer of Donaldson Company from 1996 to August 2004 and held various financial and management positions with that company from 1974 to 1996. Mr. Van Dyke also serves as a director of Graco Inc. He is a former director of Black Hills Corp. and Alliant Techsystems Inc. Mr. Van Dyke serves as the Chair of our Audit Committee and is also a member of our Compensation Committee. Mr. Van Dyke brings many years of board and management experience to the Board. He is also an Audit Committee financial expert and an effective leader of the Audit Committee. By previously serving as the Chief Executive Officer and Chief Financial Officer of Donaldson and serving on the Audit, Compensation and Corporate Governance Committees of other companies, Mr. Van Dyke gained valuable experience dealing with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a large corporation. He also brings significant understanding of risk management, complex succession plans, and innovative cost effective compensation models.

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Directors Continuing in Office — Class III (Term Ending 2015)

Annette K. Clayton	Director since 2003
Ms. Clayton, 50, has been the Chief Supply Chain Officer for Schneider Electric since May 2011, where she leads a 12 billion euro global supply chain operation comprised of 80,000 employees, more than 250 manufacturing factories and over 100 distribution centers. She oversees Customer Satisfaction & Quality, and Safety, Environment and Real Estate , and is a member of the Executive Committee. From 2006 to 2011, Ms. Clayton led Dell Inc.'s supply chain transformation and oversaw the global manufacturing and fulfillment operations. She was responsible for the commercial order management and customer care operations in sixteen countries. From 1983 to 2006, she worked for General Motors Corporation in senior management positions in engineering and production, including President, Saturn Corporation, as a member of the North American Strategy Board, and Vice President, Quality. As President of Saturn Corporation, Ms. Clayton gained experience leading a large corporation, which included overseeing strategic direction and financial accountability as well as profit and loss responsibility. With many years of experience running large scale supply chain manufacturing companies with global presence, Ms. Clayton brings to the Board expertise in supply chain, supply chain strategy, global expansion and various channel expansions, including the consumer durables area. Ms. Clayton also has many years of experience in engineering, production and manufacturing. Ms. Clayton is a member of our Compensation Committee and our Technology Committee.

John W. Wiehoff	Director since 2007
Mr. Wiehoff, 52, has been Chief Executive Officer and Chairman of the Board of C.H. Robinson Worldwide since 2007 and Chief Executive Officer of that company since May 2002, following a three-year succession process during which he was named President in 1999. He has been a member of the C.H. Robinson Board of Directors since December 2001. He was Vice President and Chief Financial Officer from June 1998 to December 1999. Previous positions with C.H. Robinson include Treasurer and Corporate Controller. Prior to joining C.H. Robinson in 1992, he was employed by Arthur Andersen LLP. Mr. Wiehoff also serves on the Board of Directors of Donaldson Company, Inc. Mr. Wiehoff is our Lead Director, is a member of our Audit Committee and serves as the Chair of our Corporate Governance and Nominating Committee. Mr. Wiehoff is an experienced financial leader with skills necessary to serve on our Audit Committee. His previous position as Chief Financial Officer of C.H. Robinson and employment at Arthur Andersen make him a valuable asset on our Board of Directors, Corporate Governance and Nominating Committee and Audit Committee, and his exposure to complex financial issues with large corporations makes him a skilled advisor. His expertise as a chief executive officer and expertise in logistics adds significant value to the Board.

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Directors Continuing in Office — Class I (Term Ending 2016)

Brian C. Cornell	Director since 2012
Mr. Cornell, 53, has been the Chief Executive Officer of Pepsico Americas Foods at Pepsico, Inc., since March 2012. He served as the Chief Executive Officer and President of Sam's Club (now Sam's West, Inc.) and Executive Vice President of Wal-Mart Stores Inc. from April 2009 to January 2012. From June 2007 to April 2009, Mr. Cornell served as the Chief Executive Officer of Michaels Stores Inc. He served as the Chief Marketing Officer and Executive Vice President of Safeway Inc. from April 2004 to June 2007 and was responsible for its merchandising, marketing, manufacturing, supply chain and on-line business. Mr. Cornell is a former Director at Centerplate, Inc., OfficeMax Inc., Kirin-Tropicana Inc., and The Home Depot, Inc. He also serves on the Board of Visitors for the U.C.L.A. Anderson School of Management, the YMCA of Greater New York and the Grocery Manufacturers Association. Mr. Cornell serves on our Compensation Committee and Technology Committee. Mr. Cornell’s experience as Chief Executive Officer provides expertise in corporate leadership as well as significant experience in consumer products marketing and general management. Mr. Cornell also provides significant board experience as a director for other public companies.

Bernd F. Kessler	Director since 2010
Mr. Kessler, 55, was the Chief Executive Officer of SRTechnics AG from January 2008 through January 2010. SRTechnics is a privately-held aircraft, component and engine service provider with facilities located in Switzerland, Ireland, Great Britain, France, Spain, Malta and China. From September 2004 through October 2007, Mr. Kessler was the President and Chief Executive Officer of MTU Aero Engines AG, in Munich, Germany, an aero engine design, development, manufacturing and service company, where he was instrumental in preparing the company for a successful initial public offering on the Frankfurt Stock Exchange. Prior to September 2004, Mr. Kessler held management and executive positions for 20 years at Honeywell International and its preceding company AlliedSignal Corp. Among other roles, he led Honeywell’s Aerospace aftermarket services business with 27 facilities around the world. Mr. Kessler also serves on the Board of JorAMCo Ltd. in Amman, Jordan, Flowcastings GmbH in Trebur, Germany and Zitec GMBH in Plettling, Germany. Mr. Kessler is a member of our Audit Committee, Corporate Governance and Nominating Committee, and our Technology Committee. Mr. Kessler is based in Europe and has extensive experience in international management and mergers and acquisitions. Through his employment at Honeywell International, Mr. Kessler obtained skills in talent and organization development, engineering and operations management and the ability to build strong and lasting customer relationships. He is recognized as an industry leader in the global aerospace and defense markets, which will be helpful as we strive to grow our military and international business. His experience in operations, service and global business are expected to be a key asset to us as we continue to increase our sales globally and strive to increase operational efficiency.

Scott W. Wine	Director since 2008
Mr. Wine, 46, has been the Chief Executive Officer of Polaris since September 1, 2008, and was appointed as a member of our Board of Directors on October 23, 2008. He was elected Chairman of the Board on January 31, 2013. Prior to joining Polaris, Mr. Wine served for sixteen months as President of Fire Safety Americas, the Fire & Security Division of United Technologies Corporation, and prior to that time, held senior leadership positions at Danaher Corp. from 2003 to 2007, serving as President of its Jacob Vehicle Systems and Veeder-Root subsidiaries. Mr. Wine served as a Supply Officer in the U.S. Navy for seven years, and then held a number of operations and executive positions, both international and domestic, with AlliedSignal Corp.’s Aerospace Division, which became Honeywell International after a 1999 merger with Honeywell, Inc. He currently serves as a member of the Board of Directors of the Terex Corporation and the Greater Twin Cities United Way, and is a member of our Technology Committee. As a proven leader with considerable experience across a variety of industries and three respected international companies, Mr. Wine has a track record of producing outstanding results. He also brings to the Board extensive expertise in mergers and acquisitions in the U.S., Europe and Asia. Mr. Wine’s knowledge of all aspects of the Company’s business as its CEO, combined with his drive for innovation and excellence, position him well to serve as Chairman of the Board and a Board member. Mr. Wine plays a key role in facilitating the communication and the flow of information between management and the directors on a regular basis.

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COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis describes our compensation objectives and policies and the compensation awarded to the following executive officers (the “Named Executive Officers”) during 2013:

•	Scott W. Wine, Chairman of the Board and Chief Executive Officer (“CEO”);

•	Michael W. Malone, Vice President – Finance and Chief Financial Officer (“CFO”);

•	Bennett J. Morgan, President and Chief Operating Officer (“COO”);

•	Stacy L. Bogart, Vice President – General Counsel and Secretary (“VP-GC”); and

•	James P. Williams, Vice President – Human Resources (“VP-HR”).

Executive Summary

In determining compensation for 2013, the Compensation Committee considered the economic outlook at the beginning of 2013 coupled with our compensation philosophy of paying for superior performance. In approving compensation payments and awards based on our actual 2013 financial and operating performance, the Compensation Committee took into account a number of key business results, including the following:

•	For the fourth consecutive year, we achieved record sales, with 2013 sales of $3,777.1 million representing an 18% increase over 2012.

•	Net income from continuing operations per diluted share increased to a record amount for the fourth consecutive year, from $4.40 to $5.40, a 23% increase over 2012.

•	Net income from continuing operations increased to a record amount for the fourth consecutive year, from $312.3 million to $381.1 million, or 22% over 2012.

•	Our operating income as a percentage of sales increased from 14.9% to 15.3% in 2013.

•	Our stock price closed 2013 at $145.64, an increase of 73% over the 2012 closing price of $84.15.

Additionally, because significant components of our executive compensation program are linked to the performance of our common stock, our total shareholder return played a considerable role in determining compensation payouts for 2013. This is reflected in the following chart, which compares our annualized total shareholder return to that of the members of our 2013 Peer Group listed on page 23:

	Annualized Total Shareholder Return(1)
Percentile	1-Year	3-Year	5-Year
25th Percentile(2)	34%	13%	22%
Median(2)	50%	26%	28%
75th Percentile(2)	59%	30%	37%
Polaris Industries	76%	58%	63%
Polaris Percentile	99%	Highest	98%
____________

(1)	1-Year, 3-Year and 5-Year Total Shareholder Return are annualized total shareholder rates of return reflecting the stock price appreciation plus reinvestment of dividends, as of December 31, 2013.

(2)	These percentiles represent Total Shareholder Return of the members of our 2013 Peer Group.
The Compensation Committee intends that our executive compensation program be market competitive, fairly reflect our performance over time and align the interests of our executive officers with the interests of our shareholders. Consistent with these principles, the Compensation Committee generally sets base salaries for our executive officers at the market median, adjusted for various factors described below, and generally sets the target level of annual and long-term incentive compensation between the market median and 75th percentile for each component, with the specific target level determined

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in part based on a review of our performance over the previous year. To assist in determining appropriate target levels, the Compensation Committee reviews year over year financial performance metrics of our peer group, such as: revenue, net income, net profit margin, return on equity, return on assets, return on invested capital, and total shareholder return. The incentive compensation amount actually paid upon the completion of a performance period may be higher or lower than the target amount based on actual performance of the Company and the individual over the specified performance period.

Based upon its assessment of our overall strong growth and financial performance, combined with a review of the economic environment, competitive trends, our internal operating plans and internal pay equity considerations, the Compensation Committee made the following decisions regarding compensation for our Named Executive Officers:

•
Mr. Wine received a 3.8% increase in his annual base salary in 2013 to $950,000, to bring his base salary near the market median and to reward him once again for our exceptional performance during 2012. Messrs. Malone and Morgan, Ms. Bogart, and Mr. Williams received 5.9%, 9.5%, 7.4% and 4.4% base salary increases, respectively, generally to maintain their base salary positions with respect to the market median and also to reward them for their contributions and exceptional performance during 2012.

•
Annual cash incentives to the Named Executive Officers under our Senior Executive Annual Incentive Compensation Plan (the “Senior Executive Plan”) for 2013 paid above the target amount under the plan as adjusted net income per diluted share exceeded target by approximately 7%.

•
Long-term cash incentives to the Named Executive Officers under our Long-Term Incentive Plan (the “LTIP”) for the 2011-2013 performance period paid out at the maximum level for the third consecutive year. In addition, each Named Executive Officer had elected to tie the amount of his payout under the LTIP to the performance of our stock price over the three year performance period, during which our share price increased 270% from $39.325 to $145.64 (or 231% for Mr. Williams based on $44.00 stock price on the measurement date for his award).

•
We granted performance restricted stock unit awards to our Named Executive Officers in 2013 similar in structure to the 2012 awards. The number of units that will vest and be paid out in shares of common stock will be determined by the degree to which the Company satisfies specified performance goals over a three-year (2013-2015) performance period.

•	We granted annual stock option awards to the Named Executive Officers as a group consistent with our past practice, taking into consideration our exceptional performance in recent years.

In deciding to structure our executive compensation program for 2014 and 2013 in a manner similar to that utilized during 2012, 2011 and 2010, our Compensation Committee took into account the fact that the holders of over 98% of the shares voted at our 2013, 2012 and 2011 Annual Meetings of shareholders approved, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Proxy Statement for each of those Annual Meetings.  During these years, our compensation philosophy has remained consistent and the design of our compensation programs has not changed in any significant manner.

Objectives of Polaris’ Compensation Program

Our executive compensation philosophy aligns executive compensation decisions with our desired business direction, strategy and performance. The primary objectives and priorities of the compensation program for our Named Executive Officers are the following:

•	Pay for Performance: Emphasize variable compensation that is tied to our financial and stock price performance in an effort to generate and reward superior individual and collective performance;

•
Shareholder Alignment:  Link executives’ incentive goals with the interests of our shareholders, provide equity-based forms of compensation and establish specific stock ownership guidelines for employees in key management positions throughout our Company;

•	Long-Term Success: Support and reward executives for consistent performance over time and achievement of our long-term strategic goals; and

•	Retention: Attract and retain highly qualified executives whose abilities are critical to our success and competitive advantage.

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To achieve these objectives, we have designed an executive compensation program that is significantly weighted towards long-term goals. This approach aids us in the retention of executive officers and assures that the interests of our executive officers and shareholders are aligned. Although the program emphasizes performance-based and equity-based compensation as a percentage of total direct compensation (base salary and annual and long-term incentives), we do not, however, have specific policies governing the allocation of the total direct compensation opportunity among its various components. The following table illustrates the percentage of total direct compensation opportunity for each Named Executive Officer for 2013 represented by each compensation component:

	2013 Compensation Allocation Relative to Total Direct Compensation
Name	Base Salary (%)	Annual Senior Executive Plan (%)	Target Performance Restricted Stock Units (%)	Grant Date Fair Value – Stock Options (%)
Scott W. Wine	11	17	14	58
Michael W. Malone	21	20	16	43
Bennett J. Morgan	16	19	15	50
Stacy L. Bogart	23	21	18	38
James P. Williams	23	21	17	39

Executive Compensation Program Components

The components of our Named Executive Officers’ compensation are summarized below. All of the components, individually and collectively, are provided for the general purpose of providing a competitive compensation program that will enable us to meet our objective of attracting and retaining highly qualified executives. The more specific reasons for providing each component and each component’s key features are summarized below.

Base Salary
Purpose:

•	Provide a fixed level of compensation on which executive officers can rely

Key Features:

•	Salary levels set based on an assessment of:

•	Level of responsibility

•	Experience and time in position

•	Individual performance

•	Future potential

•	Salary level relative to market median

•	Internal pay equity considerations

•	Salary levels are reviewed annually by the Compensation Committee and adjusted as appropriate

Annual Cash Incentive
Purpose:

•	Provide explicit incentives to achieve or exceed annual budgeted earnings per share objectives

•	Link pay to performance

•	Align performance objectives with interests of our shareholders

Key Features:

•	Target incentive opportunity expressed as a percentage of executive officer’s base salary, based on responsibilities of position, expected level of contribution and consideration of market data

•	Maximum potential payouts established for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) based on attainment of specified levels of financial performance

•	Actual payouts may be less than or equal to maximum potential payouts based on degree to which financial

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performance objectives are achieved and on consideration of other Company, business unit and individual performance factors, and are determined by the Compensation Committee

Long-Term Incentives (Cash, Stock Options, Restricted Stock Units and Restricted Stock)
Purpose:

•	Provide executive officers with incentives to achieve multi-year financial and operational objectives

•	Link pay to financial, operational and stock price performance

•	Align executive officers’ interests with the interests of our shareholders

•	Attract and retain highly qualified executive officers

Key Features:

•	Equity and cash-based performance awards vest and pay out based on the degree to which specified financial objectives are attained over a three-year performance period

•	Target incentive opportunity expressed as a percentage of executive officer’s base salary, based on responsibilities of position, expected level of contribution and consideration of market data

•	Prior to 2012, executive officers could elect to tie cash incentive payout amounts to stock price performance over the three-year performance period

•	Stock options provide value to executive officers only if stock price increases over the stock option term, generally ten years

•	Restricted stock vests upon attainment of specified multi-year financial objectives and/or completion of a specified period of employment

•	All grants are approved by the Compensation Committee

•	Actual payouts are determined by the Compensation Committee

Benefits and Perquisites
Purpose:

•	Provide an overall compensation package that is competitive with those offered by companies with whom we compete for executive talent

•	Provide a level of retirement income and promote retirement savings in a tax-efficient manner

Key Features:

•	Participation in 401(k) plan and health and welfare plans on same terms as employees generally

•
Executive officers may participate in a non-qualified supplemental retirement savings plan and will receive an employer match up to 5% on base salary and Senior Executive Plan deferral contributions when their 401(k) participation has been limited by IRS annual contribution rules

•	Perquisites described on page 30

Post-Employment Compensation (Severance and Change in Control Arrangements)
Purpose:

•	Attract and retain highly qualified executives

•	Enable executive officers to evaluate potential transactions focused on shareholder interests

•	Provide continuity of management

•	Provide a bridge to next professional opportunity in the event of an involuntary termination

Key Features:

•	Double-trigger change in control severance arrangements

•	Single-trigger accelerated vesting of equity awards upon change in control

•	Severance for termination by the Company without cause (or for good reason by CEO)

•	Non-compete and non-solicitation restrictions following termination of employment

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Determining Executive Compensation

The Process Followed by the Compensation Committee

The Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program, and the Board has an opportunity to provide input to the Compensation Committee on the CEO’s compensation. The Compensation Committee meets in January or February of each year to: (i) establish the annual base salary and annual incentive compensation opportunity for each of the executive officers for the current year; (ii) determine the actual annual incentive compensation to be paid to each executive officer for services provided during the prior year; (iii) establish plan targets and performance measures for the three-year performance period beginning on January 1 of the current year for long-term incentive awards; (iv) determine the payout, if any, to be made under the long-term incentive program three-year performance period ended on the immediately preceding December 31st; and (v) determine stock option awards and any other equity-based awards to be granted to executive officers.

When making individual compensation decisions for the executive officers, the Compensation Committee takes many factors into account. These factors include subjective and objective considerations of each individual’s skills, performance and level of contribution towards desired business objectives, our overall performance, retention concerns, the individual’s tenure and experience with our Company and in his or her current position, the recommendations of management, the individual’s current and historical compensation, the Compensation Committee’s compensation philosophy, and comparisons to other comparably situated executive officers (both those of the Company and those of the peer group companies). The Compensation Committee’s process utilizes input, analysis and review from a number of sources, including our management, other independent directors of the Board, the Compensation Committee’s independent compensation consultant, and market studies and other comparative compensation information as discussed below.

The Compensation Committee uses this information in conjunction with its own review of the various components of our executive compensation program to determine the base salary and annual and long-term incentive targets and opportunities of the executive officers as a group and individually.

Role of Executive Officers in Determining Compensation

The Compensation Committee meets with our CEO annually to review the performance of our other executive officers. The meeting includes an in-depth review of each executive officer, achievement of individual performance objectives established at the beginning of the year and individual contributions towards achievement of our business goals. A summary of the performance review is presented to the full Board each year.

The Compensation Committee considers input from our CEO, COO, CFO, and VP–HR when developing and selecting metrics and performance objectives for our Senior Executive Plan and long-term incentive program, and evaluating performance against such pre-established metrics and objectives. The Compensation Committee also receives recommendations from our CEO, with the assistance of our VP–HR (for executive officers other than himself), regarding base salary amounts, annual and long-term incentive award amounts and equity-based incentive awards for our other executive officers. In determining the CEO’s compensation, the Compensation Committee considers comparative compensation information and input from its independent compensation consultant and our VP–HR.

Role of the Compensation Consultant

In May 2013, the Compensation Committee retained Towers Watson as its independent compensation consultant. Prior to May 2013, the Compensation Committee had retained Delves as its compensation consultant. The role of the compensation consultants is to provide the Compensation Committee with an annual compensation market analysis for the executive officers and directors; make recommendations on the executive pay programs; review, participate and comment on executive and board compensation matters; and provide updates on regulatory changes in compensation related issues and other developments and trends in executive compensation.

Market Competitiveness Review

The Compensation Committee annually reviews competitive executive compensation data based upon a report compiled by the compensation consultant. The Delves report utilized in connection with 2013 compensation included compensation data from the Towers Watson 2012 General Industry Executive Compensation Database and a peer group of 24 companies

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(the "2012 Peer Group") to serve as a basis for 2013 compensation decisions. The companies that comprise the 2012 Peer Group reflect Polaris’ continued substantial growth in sales and business complexity, and reported fiscal 2012 revenue ranging from $0.6 billion to $7.6 billion. Our annual sales approximated the 40th percentile and our market capitalization on December 31, 2012 approximated the 79th percentile of the 2012 Peer Group companies. The companies comprising the 2012 Peer Group used to establish the 2013 compensation opportunities of the executive officers are listed below:

Terex Corporation Borg Warner, Inc. Mattel, Inc. Harley-Davidson, Inc. The Timken Company Flowserve Corporation SPX Corporation Hasbro Inc.	The Valspar Corporation Leggett & Platt, Inc. Brunswick Corporation Pentair, Ltd. Thor Industries, Inc. Regal-Beloit Corporation Snap-On, Inc. Donaldson Company, Inc.	Gardner Denver, Inc. Briggs & Stratton Corporation The Toro Company IDEX Corporation H.B. Fuller Company Herman Miller, Inc. Columbia Sportswear Co. Arctic Cat, Inc.

The compensation consultant and the Compensation Committee periodically review and update the peer group. In July 2013, the peer group was revised to include companies that have similar financial characteristics, business complexity and emphasis on international growth as Polaris. Both management and the Compensation Committee believe that the revised peer group of 24 companies (the “2013 Peer Group”) continues to provide a robust statistical set of compensation data to serve as a basis for 2014 compensation decisions. In connection with compensation decisions made in 2014, Towers Watson utilized compensation data from the Towers Watson 2013 General Industry Executive Compensation Database and our 2013 Peer Group companies. Fiscal 2013 revenue for the revised peer group ranges from $0.6 billion to $7.3 billion. Our annual sales approximate the 48th percentile and our market capitalization on December 31, 2013 approximates the 79th percentile of the 2013 Peer Group companies. The companies comprising the 2013 Peer Group used to establish the 2014 compensation opportunities of the executive officers are listed below:

Terex Corporation Borg Warner, Inc. Jarden Corporation Mattel, Inc. Harley-Davidson, Inc. SPX Corporation The Timken Company Flowserve Corporation	Pentair, Ltd. Hasbro Inc. The Valspar Corporation Brunswick Corporation Thor Industries, Inc. Regal-Beloit Corporation Snap-On, Inc. Leggett & Platt, Incorporated	Pall Corporation Kennametal Inc. Donaldson Company, Inc. Gardner Denver, Inc. The Toro Company IDEX Corporation H.B. Fuller Company Arctic Cat, Inc.

The reports furnished by compensation consultants provide the Compensation Committee with market information at the median and 75th percentiles for each executive officer position and pay component, and for total direct compensation, and compares the actual and target compensation provided and intended to be provided to each executive officer to the market amounts, which reflect an averaging of the peer group data and the data contained in the surveys utilized. This market information is an important element reviewed by the Compensation Committee, which generally intends to target base salaries for our executive officers at the market median for comparable positions as set forth in the report. However, for an executive officer who is new in his or her position and job-level, the Compensation Committee’s philosophy is to set a base salary below the market median, and to approximate it to the median over an appropriate period of time, assuming performance warrants such increases. The elements of annual and long-term incentive opportunities of total direct compensation are generally set between the market median and 75th percentile for each component, with the specific target level determined in part based on a review of our performance over the previous year. The Compensation Committee can and does, however, use discretion to adjust a component of pay, or total direct compensation generally, above or below these ranges to recognize the specific circumstances of individual executive officers.

2013 Compensation Determinations for the Named Executive Officers

2013 Base Salaries

The Summary Compensation Table on page 33 sets forth the actual base salary earned by each of our Named Executive Officers during 2013. Base salary increases went into effect on April 1 for all employees, including the Named Executive Officers.

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The following table summarizes their annualized base salaries as established by the Compensation Committee in January 2013, and the percentage change from their previous base salary levels.

Name	Annualized Base Salary 2013 ($)	Percentage Increase (%)
Scott W. Wine	950,000	3.8
Michael W. Malone	450,000	5.9
Bennett J. Morgan	575,000	9.5
Stacy L. Bogart	376,000	7.4
James P. Williams	355,000	4.4

The base salary increases for Messrs. Wine, Malone, Morgan and Ms. Bogart bring their respective base salaries closer to the market median and were intended to reward them for their role in our performance during 2012. Mr. Williams’ base salary is slightly above the market median commensurate with his experience.

2013 Annual Incentive Compensation

Our Named Executive Officers and other members of senior management selected by the Compensation Committee are eligible to earn annual cash incentive compensation under our Senior Executive Plan, rather than under our broad-based annual profit sharing plan. Cash incentives to participants in the Senior Executive Plan are payable only if and to the degree we achieve an annual financial performance objective determined by the Compensation Committee.

The Senior Executive Plan for 2013 has been structured in a manner similar to that in place for 2012. As in previous years, the Compensation Committee selected earnings from continuing operations per diluted share as the performance metric to be used for purposes of the Senior Executive Plan because: (i) it is a well-understood financial measure that is communicated in the public disclosure of our financial results; (ii) it is the same metric used for purposes of determining payouts under our broad-based annual profit sharing plan; and (iii) the Compensation Committee believes that this financial measure significantly influences our stock price performance and its use effectively aligns the interests of executive officers and shareholders.

Cash incentives to our Named Executive Officers under the Senior Executive Plan are intended to be qualified performance-based compensation for purposes of Section 162(m). For that purpose, the Compensation Committee establishes a formula to determine the maximum amount that may be paid under the Senior Executive Plan to each of our Named Executive Officers. For 2013, the maximum Section 162(m) payout established for Mr. Wine was equal to 250% of base salary and for each of the other Named Executive Officers was equal to 200% of base salary, and was payable if adjusted earnings from continuing operations per diluted share for 2013 equaled or exceeded the threshold amount of $4.07.

The Compensation Committee has the discretion to pay incentive amounts to the Named Executive Officers under the Senior Executive Plan that are less than the maximum Section 162(m) payouts, and typically expects to exercise that discretion. In determining whether and to what degree to exercise its discretion to approve payments that are less than the maximum Section 162(m) payouts that could be made, the Compensation Committee gives primary consideration to the annual incentive amount that would be payable to the Named Executive Officers based on the application of a performance matrix described below that is utilized to determine payouts to Senior Executive Plan participants other than the Named Executive Officers and to provide guidance regarding payouts to the Named Executive Officers. The Compensation Committee may also consider factors such as: (i) corporate performance against specific strategic priorities established for the year; (ii) corporate performance relative to competitors; (iii) performance of the business unit or department for which the executive is responsible or to which the executive is assigned; and (iv) individual achievement of pre-established objectives and contributions to strengthening our business.

The performance matrix utilized by the Compensation Committee for purposes of the Senior Executive Plan for the 2013 performance period established suggested payout amounts for the Named Executive Officers (expressed as a percentage of base salary for the year in which performance occurs) that correspond to various levels of adjusted earnings from continuing operations per diluted share that we might achieve during the annual performance period. In determining the Company’s 2013 performance for purposes of the performance matrix, the Compensation Committee adjusted for certain unusual events (such as acquisitions, dispositions, restructurings, and legal settlements) which resulted in adjusted earnings from continuing

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operations per diluted share of $5.45 as compared to $5.40 if applying GAAP standards. The following table summarizes the suggested payouts for our Named Executive Officers under the performance matrix for 2013:
Plan Design Performance Matrix
Recommended Payouts
(as a % of base salary)

Earnings from Continuing Operations per Diluted Share	Mr. Wine (%)	Mr. Morgan (%)	Messrs. Malone and Williams and Ms. Bogart(%)
40% or more above target (maximum)	250	200	160
20% above target	188	150	120
10% above target	156	125	100
Target	125	100	80
10% below target	70	60	50
20% below target (threshold)	20	20	20
>20% below target	0	0	0

As disclosed in the above chart, the incremental changes above and below target disproportionately penalize the failure to achieve target level earnings. For example, if earnings from continuing operations per diluted share is 10% below target then payout for Mr. Wine is reduced by 55 percentage points while Mr. Morgan’s is reduced 40 percentage points; however, if earnings from continuing operations per diluted share is 10% above target, then payouts only increase by 31 percentage points for Mr. Wine and 25 percentage points for Mr. Morgan. To determine the range of earnings from continuing operations per diluted share to be used in 2013 in the performance matrix, the Compensation Committee reviewed the market for the products we sell, the general economic environment and our internal operating plan for the upcoming year. Consistent with our pay-for-performance philosophy, the Compensation Committee sets challenging objectives in order to focus executive officers on delivering a high level of performance. For 2013, the target level of performance as specified in the performance matrix required the Company to achieve adjusted earnings from continuing operations per diluted share of $5.09, an amount 16% greater than the $4.40 amount we achieved in 2012. For 2013, the Company attained adjusted earnings from continuing operations per diluted share of $5.45.

The percentages utilized for any participant for these purposes were based on the respective executive’s level of responsibility, expected level of contribution and the Compensation Committee’s general intention to target annual incentive compensation between the market median and 75th percentile levels for comparable positions when financial targets are achieved.

Because our adjusted earnings from continuing operations per diluted share for 2013 of $5.45 per share exceeded the target level performance in the performance matrix by 7%, the suggested payouts derived from the performance matrix for the Named Executive Officers were 148% of base salary for Mr. Wine, 118% for Mr. Morgan, and 94% of base salary for Messrs. Malone and Williams and Ms. Bogart. For purposes of assessing whether to pay less than the maximum Section 162(m) payout amounts, the Compensation Committee considered several factors, including the payout amounts suggested by the performance matrix for the Named Executive Officers, our financial performance and total shareholder return relative to our 2013 Peer Group, Mr. Wine’s assessment of the individual performance of the other Named Executive Officers, and the Compensation Committee’s own assessment of Mr. Wine’s individual performance. The Compensation Committee approved payouts to Messrs. Wine, Malone, Morgan and Williams equal to the amounts suggested by the performance matrix and consistent with an outstanding performance year.  The Committee negatively adjusted the payout amount suggested by the performance matrix for Ms. Bogart due to certain negative results in commercial and product liability matters during 2013.

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The following table shows the actual amount paid in February 2014 and the payout as a percentage of base salary for each of our Named Executive Officers:

Name	2013 Annual Incentive Amount Paid ($)	2013 Annual Incentive Payout as % of Base Salary
Scott W. Wine	1,393,050	148
Michael W. Malone	417,125	94
Bennett J. Morgan	665,000	118
Stacy L. Bogart	330,333	89
James P. Williams	330,175	94

2013 Long-Term Compensation

Overview. Long-term compensation awarded by the Compensation Committee includes stock options, performance-based restricted stock units (PRSUs) and restricted stock awards under the Omnibus Plan. The Compensation Committee believes that stock options effectively align the financial interest of our executive officers with those of our shareholders because stock options provide value only to the extent that the price of our common stock has appreciated over the option term. The Compensation Committee generally expects to provide long-term compensation opportunities to Named Executive Officers in the form of stock options, calculated using the grant date fair value of the stock options, and PRSUs. The Compensation Committee provides a blended ratio between the types of awards with a greater portion allocated in options to higher level executives. The grant date fair value of the 2013 equity awards to the Named Executive Officers was intended to position the target value of each individual’s total 2013 long-term compensation at or near the market 75th percentile, in recognition of our performance during 2012.

2013 Long Term Incentive Compensation Allocation
Name	Target Performance Restricted Stock Units (%)	Grant Date Fair Value - Stock Options (%)
Scott W. Wine	19	81
Michael W. Malone	27	73
Bennett J. Morgan	22	78
Stacy L. Bogart	32	68
James P. Williams	31	69
In addition to annual option and PRSU awards, we also make awards of restricted stock from time to time on a selective and limited basis under the Omnibus Plan, generally in connection with promotions, individual outstanding performance, hiring of new executives and retention.

Long-Term Incentive Award—Performance Restricted Stock Unit Awards (PRSUs). Each of our current Named Executive Officers receives an award of PRSUs at the beginning of a three consecutive fiscal year performance period, and these PRSUs may be earned during the course of the performance period based on level of achievement against the performance objective specified at the beginning of the performance period. In determining the performance objective for the PRSU award, the Compensation Committee evaluates the external economic environment, the anticipated demand for the products we sell and our long-term business plan. All earned and vested PRSUs will be paid out in the form of one share for each earned and vested PRSU.

The Compensation Committee approves the PRSU awards in January or February of each year for each Named Executive Officer based on a percentage of that individual’s then current annual base salary. For 2013, as was the case with PRSU awards made in 2012, the Compensation Committee decided to use the same percentage of a Named Executive Officer’s base salary for setting the PRSU target award as was used for setting target payouts under the performance matrix of the Senior Executive Plan, for the same reasons as discussed in connection with the Senior Executive Plan.

Because the compensation associated with PRSU awards is intended to be deductible under Section 162(m), the maximum number of PRSUs that may be earned over the 2013-2015 performance period by each Named Executive Officer will be

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specified in the applicable award agreement and will have a grant date fair value equal to 200% of the target payout for the 2013 awards, and the applicable performance goal will be our achievement of a 12% return on invested capital for the last year of that performance period. Because the number of PRSUs specified in each award agreement represents the maximum number that may be earned, the Compensation Committee has the discretion to determine that a lesser number of PRSUs shall be earned and vested, and expects to determine whether and to what degree a lesser number of PRSUs will be earned and vested based on the degree to which goals involving our sales, operating income as a percentage of sales, and net income from continuing operations for the last year of the 2013-2015 performance period are achieved.

For PRSU awards made during 2013, the following table summarizes the recommended PRSU threshold, target and maximum payouts for each Named Executive Officer:

PRSU Performance Period 2013-2015

Name	Threshold Stock Units (#)	Target Stock Units (#)	Maximum Stock Units (#)
Scott W. Wine	1,654	13,230	26,460
Michael W. Malone	492	3,933	7,866
Bennett J. Morgan	759	6,073	12,146
Stacy L. Bogart	405	3,239	6,478
James P. Williams	393	3,147	6,293

For 2013 PRSU awards, return on invested capital is calculated by dividing the Company’s net income from continuing operations by the Company’s average total assets minus current liabilities. In establishing this metric, the Compensation Committee specified that adjustments would be made if certain unusual events were to occur (such as acquisitions, dispositions, restructurings and legal settlements). If this performance goal is satisfied, the Compensation Committee expects to exercise its discretion to adjust downward the number of earned and vested PRSUs based on the degree to which the Company has achieved additional performance goals that are a function of the level of Polaris’ 2015 sales, net income from continuing operations and operating income expressed as a percentage of sales. These additional performance goals established by the Compensation Committee at the beginning of 2013 for the final year of the 2013-2015 performance period for the purpose of calculating recommended payouts are set forth in the following table, and reflect substantial growth in each financial measure as compared to 2012 sales of $3,209.8 million, net income from continuing operations of $312.3 million and operating income as a percentage of sales of 14.9%. The relative weightings of the various additional performance goals to be used for purposes of calculating recommended payout amounts are also included in the table:

	2015 Net Income from Continuing Operations ($ millions)	Percent of Target Paid Out (%)	2015 Operating Income as a Percent of Sales (%)	Percent Of Target Paid Out (%)	2015 Sales ($ millions)	Percent of Target Paid Out (%)
Threshold(1)	362	25.0	15.0	12.5	3,500	12.5
Target(1)	438	50.0	16.0	25.0	3,925	25.0
Maximum(1)	540	100.0	17.0	50.0	4,875	50.0
____________
(1) Percentage payouts for performance between any of the specified levels will be determined on a pro rata basis.

As an example of how Mr. Wine’s PRSUs will be determined to be earned and vested, assume that the 2015 return on invested capital is greater than 12%, that net income from continuing operations in 2015 is $438 million, operating income as a percentage of sales in 2015 is 15% and sales in 2015 is $3,925  million. The number of earned PRSUs that would be eligible to vest and be settled in an equal number of shares based on satisfaction of the return on invested capital performance goal is 26,460. The Compensation Committee would then expect to exercise its discretion to adjust that number downward based on the Company’s performance against the additional financial goals, and that adjusted number of earned and vested PRSUs would be determined as follows:

13,230 (# of target stock units) x (50% + 12.5% + 25%) = 11,576 units

Payouts to the Named Executive Officers for the 2011 long-term incentive for the three year performance period that ended December 31, 2013 are summarized in the Option Exercises and Stock Vested in 2013 table on page 40.

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2013 Stock Option Awards. Annual stock option awards were granted to the Named Executive Officers on January 30, 2013. The number of shares subject to each stock option award is based on the Compensation Committee’s assessment of our operating performance and each individual’s retention risk and performance, and potential performance impact to the company, considering the same factors described on page 24 in connection with the determination of annual incentive compensation, and on competitive market data provided by the compensation consultant as discussed earlier. The stock options granted have a ten-year life. The awards vest in two equal installments on the second and fourth anniversaries of the grant date. The awards for the Named Executive Officers have an exercise price of $86.45 which is the fair market value of a share of our common stock on the date of the grant. The number of shares subject to each Named Executive Officer’s 2013 stock option award was as follows:

Named Executive Officer	Number of Shares Subject to Stock Option
Scott W. Wine	163,000
Michael W. Malone	30,000
Bennett J. Morgan	60,000
Stacy L. Bogart	20,000
James P. Williams	20,000

Our stock option grant practices are designed to ensure that stock option awards approved by the Compensation Committee at its January or February meeting will have an effective grant date occurring after our release of year-end financial results. We do not engage in the backdating, cancellation or re-pricing of stock options and have not engaged in such practices in the past.

Overview of 2014 Executive Compensation Program

In January 2014, our Compensation Committee determined the components, design and performance objectives of our 2014 executive compensation program.

2014 Base Salaries

The Compensation Committee approved the following annualized base salaries for the Named Executive Officers for 2014, which adjustments shall become effective April 1, 2014:

Name	Annualized Base Salary 2014 ($)	Percentage Increase (%)
Scott W. Wine	975,000	2.6
Michael W. Malone	475,000	5.6
Bennett J. Morgan	600,000	4.3
Stacy L. Bogart	425,000	13.0
James P. Williams	375,000	5.6

2014 Annual Incentive Compensation

The Senior Executive Plan for 2014 has been structured in a manner similar to that in place for 2013. Earnings from continuing operations per diluted share was again designated as the financial metric to be used for purposes of the performance matrix and establishing the maximum Section 162(m) payout amounts, and the earnings performance to be achieved for a target-level payout in the performance matrix was set at a level appreciably higher than our actual 2013 performance. Threshold level payouts of 20% of base salary under the performance matrix were again set at 80% of target-level earnings performance, and a maximum payout level of 200% of target-level payouts was again established at 140% of target-level earnings performance. For purposes of maintaining deductibility of annual incentive compensation under Section 162(m), the maximum Section 162(m) payout amounts for the Named Executive Officers were set at 200% (250% for Mr. Wine) of base salary if a specified level of earnings from continuing operations per diluted share objective were achieved. As in the past, the performance matrix is expected to be used by the Compensation Committee to guide the exercise of its discretion as to whether and to what degree it will reduce annual incentive payouts below the level of the maximum Section 162(m) payout amounts. In determining the Company’s performance for purposes of the performance matrix and the maximum

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Section 162(m) payout amounts, the Compensation Committee will adjust to take into account certain unusual events such as acquisitions, dispositions, restructurings, and legal settlements.

2014 Long-Term Compensation

Performance Restricted Stock Units. The 2014 long-term incentive awards have been structured in a manner similar to that in place for 2013. For the 2014-2016 performance period, the Compensation Committee has granted PRSUs, some or all of which may be earned and vested at the end of the performance period and will be paid out in the form of one share for each earned and vested PRSU. For PRSU awards made during 2014, the following table summarizes the recommended PRSU threshold, target and maximum payouts for each Named Executive Officer:

PRSU Performance Period 2014-2016

Name	Threshold Stock Units (#)	Target Stock Units (#)	Maximum Stock Units (#)
Scott W. Wine	2,375	19,000	38,000
Michael W. Malone	453	3,621	7,241
Bennett J. Morgan	870	6,963	13,925
Stacy L. Bogart	322	2,576	5,152
James P. Williams	322	2,576	5,152

2014 Stock Option Awards. The Compensation Committee also awarded stock options to the Named Executive Officers effective January 29, 2014. The stock options granted have a ten-year life, vest in two equal installments on the second and fourth anniversaries of the date of grant, and have an exercise price of $125.67 per share, the fair market value of a share of our common stock on the date of the grant. The number of shares subject to the stock options granted was as follows:

Named Executive Officer	2014 Stock Options Granted
Scott W. Wine	101,000
Michael W. Malone	19,000
Bennett J. Morgan	37,000
Stacy L. Bogart	14,000
James P. Williams	14,000

Other Executive Compensation Arrangements, Policies and Practices

Health, Welfare and Retirement Benefits

We provide a full range of benefits to our Named Executive Officers, including the standard medical, dental and disability benefits generally available to our employees. We also sponsor a qualified 401(k) Plan in which our Named Executive Officers may participate on the same general basis as our employees, and which allows participants to make plan contributions on a pre-tax basis and to which we make Company-matching contributions dollar-for-dollar with employee contributions up to 5% of covered compensation.

Because the application of the annual compensation limit under Section 401(a)(17) of the Internal Revenue Code prevents our senior executives from fully contributing to the 401(k) Plan and receiving the full Company match, we have adopted a Supplemental Retirement/Savings Plan (“SERP”) intended to restore contributions lost because of the application of this annual compensation limit. The SERP provides executives who participate in the 401(k) Plan, including the Named Executive Officers, with the opportunity to defer up to net 100% of their base salary and up to 100% of amounts payable under the Senior Executive Plan, the cash LTIP and PRSU awards by making contributions to the SERP. Typically, base salary and Senior Executive Plan deferral contributions are matched by the Company as if they had been made under the 401(k) Plan on a dollar-for-dollar basis up to 5% of covered compensation. The SERP is provided to assist executives in accumulating funds on a tax-advantaged basis for retirement and is consistent with observed competitive practices of similarly situated companies.

We do not maintain a defined benefit pension plan or a defined benefit supplemental pension plan for our executive officers.

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Perquisites

We provide a limited number of perquisites and personal benefits to our executive officers, generally in an effort to remain competitive with similarly situated companies. These perquisites and personal benefits consist of:

•	Reimbursement of club entrance/initiation fees and monthly club dues;

•	Reimbursement of tax, estate and financial planning fees;

•	Reimbursement of relocation expenses, and tax gross-ups for certain such expenses;

•
Supplemental family medical and dental coverage up to $50,000 a year through the Exec-U-Care program, which covers annual expenses not covered under the basic medical and dental benefit plans that are available to Company employees generally, and reimbursement of the cost of annual physicals at the Mayo Clinic for each executive officer and spouse; and

•
Temporary use of Polaris products to encourage a first-hand understanding of the riding experience of our customers and to provide executive officers with an opportunity to evaluate product design and efficiency, along with related parts, garments and accessories.

Severance Arrangements

We have entered into severance arrangements with the executive officers, which provide for certain benefits in the event an executive officer is involuntarily terminated without cause, terminated in connection with a change in control or, in the case of our CEO, if he terminates his employment for good reason. The severance arrangements with our CEO were established as part of the negotiations of his initial employment terms. The severance arrangements are intended to:

•	Allow executive officers to weigh potential transactions focused on shareholder interests and not personal interests;

•	Provide executive officers with a measure of security in the event of an actual or potential change in corporate ownership or control; and

•	Provide executive officers with a bridge to their next professional opportunity.

The benefits provided under the severance arrangements were determined by reference to common market practices based on a 2007 survey completed by our former compensation consultant, Hewitt Associates, Inc. The severance arrangements were subsequently reviewed in 2010 by Delves. The design and structure of the severance arrangements do not have any impact on the other elements of compensation provided to the executive officers.

The severance arrangements are described in more detail beginning on page 42 under the caption entitled “Potential Payments Upon Termination or Change-in-Control.”

Clawback Policy

Our “clawback” policy requires reimbursement or cancellation of cash incentive compensation awarded to any of our executive officers subject to Section 16 of the Securities Exchange Act if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, and if the award or payout was predicated upon the achievement of financial results that were restated. The policy applies to awards and payouts received during the three-year period prior to the date we are required to prepare the restatement and requires reimbursement or cancellation of the amount of the award or payout, net of taxes, in excess of what would have been granted or paid based on the actual results. The Compensation Committee has authority to reduce the amount subject to clawback as it deems appropriate.

Deductibility of Compensation

Section 162(m) generally does not allow a publicly held company to take a tax deduction for compensation of more than $1 million paid in any taxable year to certain “covered employees” unless such compensation is considered “performance-based.” For purposes of Section 162(m), the group of “covered employees” consists of a company’s chief executive officer and its three other most highly compensated executive officers, other than the chief financial officer. The Compensation Committee generally intends to comply with the requirements of Section 162(m) with respect to compensation in excess of $1 million paid under the Senior Executive Plan, the LTIP and the Omnibus Plan in order to qualify such compensation as “performance-based” and therefore deductible under Section 162(m). However, the Compensation

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Committee has and may elect to provide compensation that is not deductible under Section 162(m) when necessary to achieve its compensation objectives.

Stock Ownership Guidelines

The Compensation Committee believes that an important means of aligning the interests of our executive officers, including our Named Executive Officers, with the interests of our shareholders is to ensure that they own significant amounts of our common stock. On January 29, 2014, the Compensation Committee adopted new stock ownership guidelines and changed from a fixed number of shares to a more common multiple of salary approach as set forth in the table below. Each executive officer is expected to satisfy the stock ownership guidelines within four years following the date he or she becomes an executive officer. Executive officers are prohibited from entering into hedging transactions and are subject to restrictions on pledging Company stock as discussed on page 8.

The following chart sets forth the stock ownership of each of our Named Executive Officers relative to the stock ownership guidelines:

Name	Stock Ownership Guidelines (as a multiple of base salary)	Stock Ownership Guideline Met?
Scott W. Wine	7x	Yes
Michael W. Malone	4x	Yes
Bennett J. Morgan	4x	Yes
Stacy L. Bogart	2x	Yes
James P. Williams	2x	Yes

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COMPENSATION COMMITTEE REPORT

The Compensation Committee assists the Board in establishing a philosophy and policies regarding executive and director compensation, provides oversight of the administration of our director and executive compensation programs and administers our stock option, restricted share and other equity-based plans, reviews the compensation of directors, Named Executive Officers and senior management, and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including this Compensation Committee Report.

In performing its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2014 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE

Gary E. Hendrickson, Chair
Annette K. Clayton
Brian C. Cornell
William G. Van Dyke

Compensation Risk Assessment

Management conducted a risk assessment of our employee compensation policies and practices, including those that apply to our executive officers. Management reviewed our compensation plans, program design and existing practices as well as global and local compensation policies, programs and practices applicable to all employees. Management then analyzed the likelihood and magnitude of potential risks, focusing on whether any of our compensation policies and practices varied significantly from our overall risk and reward structure, whether any such policies and practices incentivized individuals to take risks that were inconsistent with our goals, and whether any such policies and practices have resulted in establishing an inappropriate balance between short-term and long-term incentive arrangements.

Management discussed the findings of the risk assessment with the Compensation Committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on the Company.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years ended December 31, 2011, 2012, and 2013, the annual compensation paid to or earned by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total($)
Scott W. Wine	2013	941,250	0	1,143,734	4,933,032	1,393,050	153,880	8,564,946
Chairman and	2012	915,000	0	999,974	4,166,388	1,546,350	158,676	7,786,388
Chief Executive Officer	2011	790,769	0	2,987,600	1,746,310	1,581,538	121,133	7,227,350
(Principal Executive Officer)
Michael W. Malone	2013	443,750	0	340,008	907,920	417,125	64,945	2,173,748
Vice President – Finance and	2012	414,615	0	316,023	879,571	500,000	73,970	2,184,179
Chief Financial Officer	2011	389,808	0	304,000	671,658	561,323	77,969	2,004,758
(Principal Financial Officer)
Bennett J. Morgan	2013	562,500	0	525,011	1,815,840	665,000	95,922	3,664,273
President and Chief	2012	507,500	0	460,031	1,735,995	800,000	98,167	3,601,693
Operating Officer	2011	450,577	0	425,000	1,343,315	901,154	98,467	3,218,513
Stacy L. Bogart(7)	2013	369,500	0	280,012	605,280	330,333	56,488	1,641,613
Vice President – General
Counsel and Secretary
James P. Williams(8)	2013	351,250	0	272,015	605,280	330,175	78,065	1,636,785
Vice President –	2012	335,961	0	260,008	648,105	362,838	95,492	1,702,404
Human Resources	2011	243,750	50,000	1,558,333	634,386	375,375	322,887	3,184,731

(1)
Amounts shown in this column include elective contributions under the 401(k) Plan and SERP for Messrs. Wine, Malone, Morgan, Ms. Bogart and Mr. Williams in the amount of $477,664, $30,687, $34,990, $21,167, and $92,401, respectively.

(2)	The amount shown in this column represents a signing bonus paid upon commencement of employment for Mr. Williams in April 2011.

(3)
Amounts shown in this column represent the aggregate grant date fair value of PRSUs, LTIP stock unit awards and time-based and performance-based restricted stock awards granted to each of our Named Executive Officers in the fiscal years indicated. The calculation of the grant date fair value amounts for PRSU awards (in 2013 and 2012) and LTIP stock unit awards (in 2011) assumes target-level performance against the specified PRSU and LTIP financial goals and is calculated in accordance with FASB ASC Topic 718 based on the closing market price of our common stock on the applicable measurement date for the award. If instead the amounts were calculated assuming maximum-level performance, the grant date fair value of the 2013 PRSU awards would have been as follows: for Mr. Wine, $2,287,468; for Mr. Malone, $680,016; for Mr. Morgan; $1,050,022; for Ms. Bogart, $560,024, and for Mr. Williams, $544,030. The time-based and performance-based restricted stock awards reported in this column (for Mr. Wine and Mr. Williams in 2011) reflect the aggregate grant date fair value of the restricted shares granted in 2011 computed in accordance with FASB ASC Topic 718, based on the closing market price of our common stock on the grant date. The actual value ultimately realized by our Named Executive Officers with respect to these PRSU, LTIP and performance-based awards will depend on our actual performance against the specified financial goals and the market value of our common stock on the last day of the performance period, and may differ substantially from the grant date fair values shown. Additional information regarding the 2013 awards is set forth below under the caption “Grants of Plan-Based Awards in 2013” on page 35.

(4)
Amounts shown in this column represent the grant date fair value of stock option awards granted to each of our Named Executive Officers in the fiscal years indicated. Grant date fair value is calculated in accordance with the requirements of FASB ASC Topic 718 using the Black-Scholes method. The assumptions used in determining the grant date fair value of the awards are set forth in Note 2 to the financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

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(5)
Amounts shown in this column represent payments under the Senior Executive Plan, which are reported for the year in which the related services were performed. Additional information about these payments is set forth under the caption “2013 Annual Incentive Compensation” on page 24.

(6)
Amounts shown in this column include Company matching contributions to the 401(k) Plan and SERP, life insurance premiums and the aggregate incremental cost to us of the following perquisites: club dues, financial planning and tax preparation services, Exec-U-Care supplemental health and dental coverage, annual physicals, the use of Company products and the receipt of related parts, garments and accessories. These perquisites are described in further detail under the caption “Perquisites” on page 30. Additional detail regarding the components of the amounts shown for 2013 for each of our Named Executive Officers is provided below in the “All Other Compensation Table.”

(7)	Ms. Bogart first became a Named Executive Officer in 2013.

(8)	Mr. Williams was hired in April 2011, so his compensation information for 2011 reflects only the portion of the year after his hiring.

All Other Compensation Table

The following table provides additional information on the amounts reported in the All Other Compensation column of the Summary Compensation Table for 2013.

	2013 Amount of All Other Compensation ($)
	S. Wine	M. Malone	B. Morgan	S. Bogart	J. Williams
Financial Planning (Reimbursement)	$12,000	$10,000	$8,663	$1,765	$10,000
Club Monthly Dues (Reimbursement)	9,160	550	7,238	9,040	3,365
Life Insurance Policy Premiums	546	546	546	546	546
Exec-U-Care Premiums	2,189	3,114	6,229	2,419	10,748
Annual Physicals (Executive and Spouse)	1,824	2,855	4,968	2,645	6,585
401(k) Plan Matching Contributions by Company	12,750	12,750	12,750	12,750	12,750
SERP Matching Contributions by Company	111,630	34,437	55,375	22,797	22,954
Use of Polaris Products(1)	0	0	0	0	0
Polaris Parts, Garments and Accessories	3,781	693	153	4,526	11,117
Total	$153,880	$64,945	$95,922	$56,488	$78,065
____________

(1)
Each year, the CEO is provided with the use of 16 Polaris products, the President and COO is provided with the use of up to 12 Polaris products and other executive officers are provided with use of up to eight Polaris products. The products used by our executive officers are either returned to the Company or purchased at a price greater than cost at the end of a defined usage period. We sell the returned products to dealers at an amount greater than the cost of such products to the Company. As a result, there is no aggregate incremental cost to the Company associated with such use.

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GRANTS OF PLAN-BASED AWARDS IN 2013

The following table summarizes each grant of an equity or non-equity incentive award during 2013 to each of our Named Executive Officers.

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Scott W. Wine	1/30/2013	188,250	1,176,563	2,353,125
	1/30/2013				1,654	13,230	26,460			1,143,734
	1/30/2013							163,000	86.45	4,933,032
Michael W. Malone	1/30/2013	88,750	355,000	887,500
	1/30/2013				492	3,933	7,866			340,008
	1/30/2013							30,000	86.45	907,920
Bennett J. Morgan	1/30/2013	112,500	562,500	1,125,000
	1/30/2013				759	6,073	12,146			525,011
	1/30/2013							60,000	86.45	1,815,840
Stacy L. Bogart	1/30/2013	73,900	295,600	739,000
	1/30/2013				405	3,239	6,478			280,012
	1/30/2013							20,000	86.45	605,280
James P. Williams	1/30/2013	70,250	281,000	702,500
	1/30/2013				393	3,147	6,293			272,015
	1/30/2013							20,000	86.45	605,280

(1)
Amounts in these columns represent potential payouts under the Senior Executive Plan, which is our annual cash incentive plan, based on the achievement of specified financial and other goals. The threshold payouts are 20% of base salary and the target payouts range from 80% to 125% of base salary among our Named Executive Officers. The maximum payouts represent the maximum Section 162(m) payout amounts, which for Mr. Wine is 250% of base salary and for each other individual is 200% of base salary. See “2013 Annual Incentive Compensation” on page 24. These estimated payout amounts are based on each Named Executive Officer’s salary for the year in which performance occurs. The actual amount earned in 2013 by each Named Executive Officer (and paid in February 2014) under the Senior Executive Plan is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
Amounts in these columns for each Named Executive Officer represent the number of PRSUs that may be earned and vested based on the degree to which the financial goals are attained. The threshold number of units that may be earned is 12.5% of target, and the maximum Section 162(m) number of units that may be earned is 200% of target. The target number of units for each individual is based on a specified percentage of that Named Executive Officer’s salary on the date of the award converted into stock units at a price of $86.45, the closing market price of a share of common stock at the applicable measurement date for the award.

(3)
Each amount reported in this column represents the grant date fair value of the applicable award. The calculation of the grant date fair value of the PRSU awards discussed in note (2) is based upon our assessment of the most probable outcome of the respective performance conditions. The actual amounts that will be received by our Named Executive Officers with respect to these performance-based awards will be determined at the end of the performance period based upon our actual performance, which may differ from the performance that was deemed probable at the date of grant.

Additional Information About Plans and Agreements Affecting Reported Compensation

The following additional information is provided regarding various plans and agreements that affect the compensation information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards in 2013 table above.

Incentive Plan Awards

Senior Executive Plan. Annual cash incentive compensation awards are made to each of our Named Executive Officers and other eligible employees pursuant to the shareholder-approved Senior Executive Plan. The Senior Executive Plan provides for the payment of awards to participants selected by the Compensation Committee to the degree we, or any subsidiary, business unit or geographic region thereof, achieves performance objectives specified by the Compensation

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Committee at the beginning of a calendar year performance period. The performance objectives are to be based on one or more shareholder-approved business criteria specified in the Senior Executive Plan. In establishing our performance goals, the Compensation Committee provides that adjustments will be made for specified unusual events such as acquisitions, dispositions, restructurings and legal settlements. Although all awards are payable in cash, they may be denominated in cash and/or in units with a value equivalent to a share of our common stock. The maximum amount payable to any participant under the Senior Executive Plan for any one-year performance period is $2,500,000. The Senior Executive Plan is to be administered by the Compensation Committee in a manner intended to qualify awards as “performance-based compensation” for purposes of Section 162(m).

Additional information about Senior Incentive Plan awards made in 2013 to our Named Executive Officers, including the performance objectives established by the Compensation Committee and the determination of amounts to be paid, is provided under the caption “2013 Annual Incentive Compensation” on page 24. The estimated threshold, target and maximum payments under the Senior Executive Plan for 2013 are reflected in the “Estimated Potential Payouts Under Non-Equity Incentive Plan Awards” columns in the Grants of Plan-Based Awards in 2013 table above. The amounts actually paid in connection with Senior Executive Plan awards during each of the years 2011-2013 are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 33.

PRSUs and LTIP. Long-term incentive compensation awards are made to each of our Named Executive Officers and other eligible employees in the form of PRSUs pursuant to the shareholder-approved 2007 Omnibus Incentive Plan (“Omnibus Plan”) or in the form of cash-based awards under the shareholder-approved LTIP. Performance-based awards under the Omnibus Plan and LTIP are to be administered by the Compensation Committee in a manner intended to qualify awards as “performance-based compensation” for purposes of Section 162(m). The PRSU and LTIP awards to participants selected by the Compensation Committee will pay out to the degree that we, or any subsidiary, business unit or geographic region thereof, achieve performance objectives specified by the Compensation Committee at the beginning of a three consecutive calendar year performance period. The performance objectives are to be based on one or more shareholder-approved business criteria specified in the Omnibus Plan or LTIP. In establishing our performance goals, the Compensation Committee provides that adjustments will be made for specified unusual events such as acquisitions, dispositions, restructurings and legal settlements.

PRSUs awarded in 2013 and 2012 will be paid out in the form of one share for each PRSU determined by the Compensation Committee to have been earned and vested over the applicable performance period. Additional information about PRSU awards made in 2013 to our Named Executive Officers for the 2013-2015 performance period, including the performance objectives established by the Compensation Committee, is provided under the caption “2013 Long-Term Compensation” on page 26. The estimated threshold, target and maximum awards for the 2013-2015 performance period and the grant date fair value of such awards are shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns in the Grants of Plan-Based Awards in 2013 table above.

For PRSU awards granted in 2012 for the 2012-2014 performance period, the maximum number of PRSUs that may be earned over the performance period by each Named Executive Officer will have a grant date fair value equal to 200% of the target payout for the 2012 awards, and the applicable performance goal will be our achievement of a 12% return on invested capital for the last year of that performance period. Because the number of PRSUs specified in each award agreement represents the maximum number that may be earned, the Compensation Committee has the discretion to determine that a lesser number of PRSUs shall be earned and vested, and expects to determine whether and to what degree a lesser number of PRSUs will be earned and vested based on the degree to which goals involving our sales, operating income as a percentage of sales, and net income from continuing operations for the last year of the 2012-2014 performance period are achieved, as summarized in the following table:

	2014 Net Income from Continuing Operations ($ millions)	Percent of Target Paid Out (%)	2014 Operating Profit as a Percent of Sales (%)	Percent of Target Paid Out (%)	2014 Revenue ($ millions)	Percent of Target Paid Out (%)
Threshold(1)	263	25.0	13.5	12.5	2,900	12.5
Target(1)	320	50.0	14.5	25.0	3,275	25.0
Maximum(1)	393	100.0	15.5	50.0	4,050	50.0
(1) Percentage payouts for performance between any of the specified levels will be determined on a pro rata basis.

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For LTIP awards made in 2011 for the 2011-2013 performance period that are payable in cash, a participant could elect at the beginning of the performance period to have the amount payable adjusted to reflect the change in the market price of our common stock over the applicable performance period. A participant who made this election effectively chose to convert the cash amounts that would otherwise be payable at various levels of performance under the LTIP to stock units, each of which has a value equal to one share of our common stock. The number of stock units that could be earned at each performance level was determined by dividing the cash amount of the award that would be payable at that level of performance by the closing market price of a share of our common stock as of a specified measurement date. If such an election were made, the number of stock units earned would be based on the degree to which performance objectives are attained, and would be valued using the closing market price of a share of our common stock on the last day of the performance period. All of our Named Executive Officers elected this payment adjustment feature for LTIP awards made in 2011.

The maximum amount payable under the LTIP to any participant with respect to a LTIP award is 200% of the participant’s base salary on the applicable measurement date (up to a maximum base salary of $1,000,000). For any participant who has elected the payout adjustment feature described above, this maximum payment limit will be adjusted to reflect any increase in the market price of our common stock during the applicable performance period, subject to an overall maximum amount payable equal to the value of a number of stock units determined by dividing 200% of the participant’s base salary as of the applicable measurement date (subject to the $1,000,000 maximum) by the closing market price of a share of our common stock on that same date.

Payouts for LTIP awards made in 2011 for the 2011-2013 performance period were dependent on the degree to which four performance objectives were achieved. No awards were payable unless we achieved in 2013 at least a 15% return on invested capital. Since this minimum was achieved, the payouts under the 2011 LTIP awards were a function of the level of our 2013 revenue, net income from continuing operations, and operating profit expressed as a percentage of sales as set forth in the following table:

	2013 Net Income from Continuing Operations ($ millions)	Percent of Target Paid Out (%)	2013 Operating Profit as a Percent of Sales (%)	Percent of Target Paid Out (%)	2013 Revenue ($ millions)	Percent of Target Paid Out (%)
Threshold(1)	170	25.0	11.5	12.5	2,175	12.5
Target(1)	205	50.0	12.5	25.0	2,425	25.0
Maximum(1)	250	100.0	13.5	50.0	3,000	50.0
(1) Percentage payouts for performance between any of the specified levels will be determined on a pro rata basis.

The amounts actually paid in connection with LTIP awards for the 2011-2013 performance period reflected performance in excess of the maximum level in each of the above categories, meaning that payments equal to 200% of the target payout level were earned. Because all eligible Named Executive Officers elected to tie their payment amounts to our stock price performance, the amounts actually paid were also increased as a result of the 270% increase in our stock price during the performance period (or 231% for Mr. Williams based on the measurement date for his award). Actual payout amounts are set forth in the “Stock Awards” columns of the table under the caption “Option Exercises and Stock Vested in 2013” on page 40.

Equity-Based Awards

Stock Options. Stock option awards granted under the Omnibus Plan during 2013 to employees of our Company, including our Named Executive Officers, have an exercise price equal to 100% of the fair market value of a share of our common stock on the date of grant. Each stock option granted to Messrs. Wine, Malone, Morgan, Ms. Bogart and Mr. Williams in 2013 vests and becomes exercisable as to 50% of the shares subject to the option on each of the second and fourth anniversaries of the date of grant and has a 10-year term. The vested portion of an option may be exercised while the participant is employed by the Company, and ordinarily for 30 days (36 months in the case of early retirement) after employment ends (unless employment is terminated for cause). If, however, employment ends due to death, disability or normal retirement, an option will fully vest and will remain exercisable for three years after the date employment ends (one year in the case of death). In no event will an option be exercisable beyond the end of its original term. If a participant’s employment ends for any reason other than normal retirement, death or disability, the unvested portion of any outstanding option will terminate at the time the participant’s employment ends. Upon a change in control of our Company, each outstanding option will become immediately vested and exercisable in full.

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OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

The following table sets forth information concerning unexercised stock option awards, unvested restricted stock awards, unvested stock unit awards under the LTIP and unvested PRSU awards for each of the Named Executive Officers as of December 31, 2013.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(11) ($)
Scott W. Wine	120,000	120,000(1)	22.545	09/01/2018
	75,000		10.030	02/10/2019
		80,000(2)	22.330	02/01/2020
	65,000	65,000(3)	38.460	01/31/2021
		180,000(4)	65.570	02/01/2022
		163,000(5)	86.450	01/30/2023
					36,000(6)	5,243,040
							28,706(7)	4,180,742
							26,460(8)	3,853,634
Michael W. Malone	25,000	25,000(2)	22.330	02/01/2020
	25,000	25,000(3)	38.460	01/31/2021
		38,000(4)	65.570	02/01/2022
		30,000(5)	86.450	01/30/2023
							9,072(7)	1,321,246
							7,866(8)	1,145,604
Bennett J. Morgan	100,000		21.785	01/31/2018
	50,000		13.635	10/23/2018
	105,000		9.900	02/02/2019
	60,000	60,000(2)	22.330	02/01/2020
	50,000	50,000(3)	38.460	01/31/2021
		75,000(4)	65.570	02/01/2022
		60,000(5)	86.450	01/30/2023
							13,206(7)	1,923,322
							12,146(8)	1,768,943
Stacy L. Bogart		13,000(2)	22.330	02/01/2020
		20,000(3)	38.460	01/31/2021
		28,000(4)	65.570	02/01/2022
		20,000(5)	86.450	01/30/2023
							7,120(7)	1,036,957
							6,478(8)	943,456
James P. Williams		40,000(9)	44.000	04/04/2021
		28,000(4)	65.570	02/01/2022
		20,000(5)	86.450	01/30/2023
							30,000(10)	4,369,200
							7,464(7)	1,087,057
							6,293(8)	916,513

(1)	Represents a stock option granted on September 1, 2008, which will vest as to the remaining shares on the sixth anniversary of the grant date.

(2)	Represents a stock option granted on February 1, 2010, which will vest as to the remaining shares on the fourth anniversary of the date of grant.

(3)	Represents a stock option granted on January 31, 2011, which will vest as to the remaining shares on the fourth anniversary of the date of grant.

(4)	Represents a stock option granted on February 1, 2012, which will vest with respect to 50% of the shares on each of the second and fourth anniversaries of the date of grant.

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(5)	Represents a stock option granted on January 30, 2013, which will vest with respect to 50% of the shares on each of the second and fourth anniversaries of the date of grant.

(6)	Represents a time-based restricted stock award granted on January 31, 2011. The remaining shares will vest in three equal tranches on the third, fourth and fifth anniversaries of the date of grant.

(7)
Represents PRSU awards made on February 1, 2012 under the Omnibus Plan for the three-year performance period beginning January 1, 2012 and ending December 31, 2014 (“the 2012 PRSU Grant”). Units subject to the 2012 PRSU Grant may be earned and vested after the end of the three-year performance period and prior to March 15, 2015. The amount shown is the maximum number of units that could be earned and paid out in shares based on the SEC requirement that disclosure should be based on the next higher performance level than that achieved during the performance period to date. There is no assurance that the maximum amount would be the actual amount ultimately paid.

(8)
Represents PRSU awards made on January 30, 2013 under the Omnibus Plan for the three-year performance period beginning January 1, 2013 and ending December 31, 2015 (“the 2013 PRSU Grant”). Units subject to the 2013 PRSU Grant may be earned and vested after the end of the three-year performance period and prior to March 15, 2016. The amount shown is the maximum number of units that could be earned and paid out in shares based on the SEC requirement that disclosure should be based on the next higher performance level than that achieved during the performance period to date. There is no assurance that the maximum amount would be the actual amount ultimately paid.

(9)	Represents a stock option granted on April 4, 2011, which becomes exercisable on April 4, 2014, the third anniversary of the date of grant.

(10)
Represents a performance-based restricted stock award granted on April 4, 2011. The shares will either vest on (i) April 4, 2014 if we achieve specified net income and operating income as a percentage of sales goals for the year ending December 31, 2013, or (ii) April 4, 2015 if we achieve more rigorous net income and operating income as a percentage of sales goals for the year ending December 31, 2014.

(11)
These amounts are based upon our stock price of $145.64 on December 31, 2013. The actual value realized by our Named Executive Officers could be different based upon the eventual stock prices at the time of vesting.

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OPTION EXERCISES AND STOCK VESTED IN 2013

The following table provides information concerning the aggregate number of stock options exercised and shares of stock or stock units that vested for each of our Named Executive Officers during 2013, and the aggregate dollar values realized by each of our Named Executive Officers upon such exercise or vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Scott W. Wine	0	0	46,584	6,081,836	(3)
Michael W. Malone	75,000	7,132,720	15,461	2,251,725	(4)
Bennett J. Morgan	70,000	6,236,608	21,615	3,147,972	(4)
Stacy L. Bogart	20,000	955,859	26,392	3,046,516	(5)
James P. Williams	0	0	10,833	1,577,769	(4)
____________

(1)	Amounts shown in this column are based on the difference between the fair market value of a share of our common stock on the date of exercise and the exercise price.

(2)	Amounts shown in this column are based on the fair market value of a share of our common stock on the applicable vesting date.

(3)
This amount represents 12,000 shares of restricted stock vesting on January 31, 2013 at $87.09, and 34,584 stock units subject to an LTIP award that vested and became payable December 31, 2013, the last day of the applicable performance period, at $145.64. The LTIP award is expected to be paid in March 2014.

(4)
This amount represents an LTIP award that vested and became payable December 31, 2013, the last day of the applicable performance period, at $145.64. The LTIP award is expected to be paid in March 2014.

(5)
This amount represents 15,000 shares of restricted stock vesting on March 29, 2013 at $92.49, and 11,392 stock units subject to an LTIP award that vested and became payable December 31, 2013, the last day of the applicable performance period, at $145.64. The LTIP award is expected to be paid in March 2014.

NONQUALIFIED DEFERRED COMPENSATION IN 2013

The following table sets forth information regarding the contributions by each Named Executive Officer and the Company to the SERP, as well as information regarding earnings, aggregate withdrawals and distributions and balances under the SERP, for each Named Executive Officer as of and for the fiscal year ended December 31, 2013.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Scott W. Wine	1,013,204	111,630	497,014	0	4,277,579
Michael W. Malone	1,059,214	34,437	489,308	0	3,982,793
Bennett J. Morgan	1,147,620	55,375	676,542	0	4,786,734
Stacy L. Bogart	35,547	22,797	22,811	0	172,891
James P. Williams	105,954	22,954	27,032	0	200,453
____________

(1)
These amounts represent elective contributions into the SERP during 2013 of a portion of base salary earned during 2013 and a portion of the incentive compensation payable during 2013 under the Senior Executive Plan and/or the LTIP by or to each of the Named Executive Officers.  The amount of any base salary deferred is included in the amount reported in the 2013 salary column of the Summary Compensation Table and the amount of any annual incentive deferred is included in the amount reported in the 2012 non-equity incentive plan compensation column of the Summary Compensation Table.  The amount of any LTIP payout deferred does not necessarily correspond to the grant date fair value of that LTIP award reported in the Summary Compensation Table in the year the award was granted.

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(2)
These amounts represent Company matching contributions to the SERP during 2013. The amount in this column for each Named Executive Officer is included in the “All Other Compensation” column of the Summary Compensation Table for 2013.

(3)
These amounts represent earnings (losses) during 2013 credited to (deducted from) the respective Named Executive Officers’ SERP accounts. None of these amounts are included in compensation reported in the Summary Compensation Table because none of the earnings is considered to be “above market.”

(4)
Of the aggregate balances shown, the following amounts were previously reported as salary, annual incentive compensation, LTIP award compensation or all other compensation in Summary Compensation Tables covering fiscal years 2006 – 2012: Mr. Wine, $2,156,459; Mr. Malone, $356,190; Mr. Morgan, $440,628; and Mr. Williams, $27,423. Ms. Bogart first became a Named Executive Officer in 2013.

We sponsor a 401(k) Plan that allows employees to make plan contributions on a pre-tax basis. Employees are automatically enrolled at 5% of covered compensation and can affirmatively elect to contribute 0-50% of covered compensation into the 401(k) Plan. We match employee contributions dollar-for-dollar up to 5% of base salary and Senior Executive Plan deferrals. Although Named Executive Officers are eligible to participate in the 401(k) Plan, the application of the annual compensation limit under Section 401(a)(17) of the Code prevents Named Executive Officers from fully contributing to the 401(k) Plan and receiving the full Company match. The SERP provides executives who participate in the 401(k) Plan with the opportunity to defer up to net 100% of their base salary and up to 100% of amounts payable under the Senior Executive Plan, the cash LTIP and PRSUs into the SERP. Typically, base salary and Senior Executive Plan deferral contributions are matched by the Company as if they had been made under the 401(k) Plan on a dollar-for-dollar basis up to 5% of covered compensation. The SERP is intended solely to restore contributions lost because of the application of the annual compensation limit under Section 401(a)(17) of the Internal Revenue Code to the 401(k) Plan.

The SERP account of each Named Executive Officer is deemed to be invested in the fund(s) designated by the Named Executive Officer. For this purpose, the Named Executive Officers may choose among the same funds that are available to our employees generally under the 401(k) Plan. Deemed investment earnings and losses are applied to each Named Executive Officer’s SERP account based upon the performance of the applicable investment fund. At December 31, 2013, accounts of the Named Executive Officers were deemed to be invested in the following funds:

Alger Small Cap Growth Fund Institutional Class	American Funds(R) EuroPacific Growth Fund(R)
American Funds(R) The Growth Fund of America(R)	Artisan Mid Cap Value Inv CL
Columbia Acorn International Fund	Fidelity Freedom 2030 Fund
Fidelity Freedom Income Fund	Fidelity Treasury Only Money Market Fund
Morgan Stanley Institutional Fund Trust: Mid Cap	Neuberger Berman Genesis Trust CL
Growth Portfolio Class I Shares	PIMCO Total Return Fund Administrative Class
T. Rowe Price Equity Income SHS	Vanguard Developed Markets Index Fund
Vanguard Institutional Index Fund Institutional Shares	Vanguard Small Capitalization Index Fund
Vanguard Total Bond Market Index Fund	Victory Small Company Opportunity Fund

The Named Executive Officers may elect a distribution option annually prior to the beginning of the applicable earnings period under the SERP. The Named Executive Officers may elect to receive distributions (i) six months following separation of service or one year after separation of service; (ii) upon the attainment of a certain age, designated by the Named Executive Officer, between 59 ½ and 70 ½, provided that the Named Executive Officer will not attain the designated age for at least three years after his election; or (iii) the earlier or later of (i) or (ii). Named Executive Officers may elect to receive the distribution in a lump sum or in monthly, quarterly or annual installments over a period not to exceed 10 years. If the installment method is elected, the Named Executive Officer’s account will continue to be credited with a prorated amount of deemed investment earnings and losses during the installment period.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Our Named Executive Officers are eligible to receive certain payments and benefits in the event of termination of their employment, including following a change in control, and upon a change in control pursuant to severance arrangements and equity award agreements with the Company.

Severance Arrangements with Named Executive Officers

We have entered into severance arrangements with our Named Executive Officers, which provide certain benefits to the Named Executive Officers upon their termination of employment under certain circumstances, including following a “change in control.” For this purpose, a “change in control” is deemed to occur if:

•	There is a substantial change in the composition of the Board which causes at least one-half of the Board to consist of new directors that were not nominated by the Company; or

•	A third party acquires ownership of 35% or more of our common stock, unless such acquisition is approved by the Company; or

•
We engage in certain extraordinary corporate events (such as a liquidation, dissolution, reorganization, merger or sale of all or substantially all of our assets), unless we are the surviving entity after such transaction or at least one-half of our Board continue to serve as directors of the surviving entity after such transaction, as applicable.

Under the severance arrangements, a Named Executive Officer will be considered to have been terminated without cause if he or she is terminated other than for willful and continued nonperformance, conviction of a felony or other misconduct or detrimental actions as specified in the applicable agreement. A Named Executive Officer will be considered to have terminated his or her employment for good reason if he or she terminates employment due to a material reduction in title, authority, responsibilities or base compensation, a material change in the location of his or her principal place of employment or nonperformance by the Company of any material obligations owed to him or her, all as specified in the applicable agreement.

Severance, Proprietary Information and Noncompetition Agreement with Mr. Wine

At December 31, 2013, we were a party to a severance, proprietary information and noncompetition agreement with Mr. Wine, our Chairman and CEO, dated September 1, 2008 (“Wine Severance Agreement”). The terms of the Wine Severance Agreement were established during the negotiations leading to his employment by the Company as our CEO. Mr. Wine is entitled to certain payments and benefits under the Wine Severance Agreement if his employment is terminated without cause or if he terminates his employment with good reason. The magnitude of the payments and benefits is dependent upon whether or not the termination was upon or within 24 months following a change in control (referred to as a “change in control termination” if occurring within that 24 month period).

Change in Control Related Payments

In the event of a change in control termination, Mr. Wine is entitled to receive:

•
A lump sum payment equal to two times his average annual cash compensation (including base salary and cash incentives under the Senior Executive Plan and LTIP, but excluding the award or exercise of stock options or stock grants) for the three fiscal years (or lesser number of fiscal years if employed for a shorter duration) preceding the change in control termination;

•	Any earned but unpaid cash incentive award under the Senior Executive Plan;

•
If the termination occurs during the fiscal year after June 30, a payment of the amount of the average cash incentive award under the Senior Executive Plan paid to him for the three fiscal years immediately preceding the change in control, prorated for the full number of months actually worked in the current fiscal year prior to the termination.

Non-Change in Control Termination Related Payments

In the case of a termination not in connection with a change in control, Mr. Wine is entitled to receive:

•
The sum of (i) 100% of his annual base salary as of the termination date plus (ii) the amount of the cash incentive award paid to him under the Senior Executive Plan for the fiscal year immediately preceding the fiscal year in which

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the termination takes place payable over a period of one year;

•	Any earned but unpaid cash incentive award under the Senior Executive Plan;

•
If the termination occurs during the fiscal year after June 30, payment of an amount equal to the cash incentive award under the Senior Executive Plan paid to him for the fiscal year immediately preceding the fiscal year in which the termination takes place, prorated for the full number of months actually worked in the current fiscal year prior to the termination;

•
An amount equal to what he would otherwise be eligible to receive pursuant to any outstanding LTIP award had he remained continuously employed through the end of the applicable performance period under the LTIP, prorated for the number of full calendar years actually worked during such performance period;

•
If he elects to receive benefits under the Consolidated Omnibus Reconciliation Act (“COBRA”), payment for the premiums for coverage of Mr. Wine, his spouse and/or dependents under our group health plans pursuant to COBRA for a one-year period; and

•	Reasonable executive outplacement services.

The amount of payments and benefits under the Wine Severance Agreement are detailed in the table appearing under the caption “Potential Payments to Mr. Wine” on page 46. As a condition to receiving payments and benefits under the severance agreement, Mr. Wine must execute a general waiver and release of any claims against the Company. The Wine Severance Agreement also provides that during and for a period of (i) 60 months following termination, Mr. Wine is prohibited from using or disclosing our proprietary information, except as required by his duties to Polaris and (ii) two years following termination, Mr. Wine must refrain from working for or acquiring an ownership interest (other than an interest of up to 1% of publicly held securities) in our competitors, or soliciting our employees.

Severance Agreements with Messrs. Malone and Morgan, Ms. Bogart, and Mr. Williams

Change in Control Related Payments

We have entered into severance agreements with Messrs. Malone and Morgan, Ms. Bogart, and Mr. Williams, which provide that if upon or within 24 months after a change in control, any of such Named Executive Officers terminates employment for good reason or if his or her employment is terminated by the Company without cause, then the Named Executive Officer will be entitled to:

•
A lump sum cash payment equal to two times average annual cash compensation (including base salary and cash incentives under the Senior Executive Plan and LTIP, but excluding the award or exercise of stock options or stock grants) for our three fiscal years (or lesser number of fiscal years if employed for a shorter duration) immediately preceding such termination; and

•	Any earned but unpaid cash incentive awards under the Senior Executive Plan.

No cash incentive award will be paid for any part of the fiscal year in which the termination occurs.

Non-Change in Control Termination Related Payments

Under the severance agreements, a non-change in control termination is deemed to occur if the Named Executive Officer is terminated by the Company without cause other than in connection with a change in control. In the event of a non-change in control termination, the Named Executive Officer will be entitled to:

•
The sum of (i) 100% of his or her annual base salary as of the termination date (150% for Mr. Morgan) plus (ii) the amount of the cash incentive award under the Senior Executive Plan that was paid to the Named Executive Officer for the fiscal year immediately preceding the fiscal year in which the termination takes place;

•	Any earned but unpaid cash incentive award under the Senior Executive Plan;

•
An amount equal to what the Named Executive Officer would otherwise be eligible to receive pursuant to any outstanding LTIP award had he or she remained continuously employed through the end of the applicable performance period under the LTIP, prorated for the number of full calendar years actually worked during such performance period;

•
Eligibility for early retirement benefits under our Early Retirement Benefit Policy for Officers without regard to age or time of service for Messrs. Morgan and Malone and upon attainment of age and service criteria for other officers in accordance with the terms and conditions of such policy, which are discussed under the caption “Payments Made Upon Retirement” on page 44;

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•
If the Named Executive Officer elects to receive benefits under COBRA, payment for the premiums for coverage of the Named Executive Officer, his or her spouse and/or dependents under our group health plans pursuant to COBRA for a one-year period;

•	Reasonable executive outplacement services; and

•	The release of restrictions on all outstanding restricted share awards for which the performance goal has been met and the performance period has expired.

The amounts payable to each Named Executive Officer under the severance agreements are quantified in the tables appearing under the caption “Potential Payments to Messrs. Malone and Morgan, Ms. Bogart and Mr. Williams” on page 47.

Equity Award Agreements

Mr. Wine’s stock option award agreements provide for full, accelerated vesting of all unvested options upon a change in control or if employment is terminated due to death or disability or after normal retirement age. Under Mr. Wine’s PRSU award agreements, upon a change in control one-sixth of the units subject to an award will be subject to accelerated vesting if the change in control occurs during the second year of the performance period, and one-third of the units will be subject to accelerated vesting if the change in control occurs during the third year of the performance period. In addition, if Mr. Wine is terminated by the Company without cause or he terminates his employment for good reason, he will be entitled to have vest, at the end of the performance period, a pro rata portion of the units that would otherwise be deemed to have been earned during the performance period. The prorated portion is based on the number of full calendar years that elapsed during the performance period prior to his termination, divided by three. Mr. Wine's restricted stock award agreement provides for vesting of unvested shares upon a change in control.

The stock option award agreements for Messrs. Malone and Morgan, Ms. Bogart, and Mr. Williams provide for full, accelerated vesting of options upon a change in control or if employment is terminated due to death or disability or after normal retirement age. The PRSU award agreements for these individuals provide for accelerated vesting of the awards under the same circumstances and to the same degree as described above for Mr. Wine. The performance restricted stock award agreement for Mr. Williams provides for full, accelerated vesting upon a change in control and, as modified by the applicable severance agreements, for the vesting of restricted shares if the performance goal has been met, the performance period has expired and the individual has been terminated without cause prior to payment by the Company.

Under the equity award agreements, a Named Executive Officer will be considered to have been terminated without cause or to have terminated his employment for good reason under the same circumstances as described above in connection with the Named Executive Officers’ severance arrangements.

The amounts payable to Mr. Wine under the equity award agreements are quantified in the table appearing under the caption “Potential Payments to Mr. Wine” on page 46, and the amounts payable to the other Named Executive Officers are quantified in the table appearing under the caption “Potential Payments to Messrs. Malone, Morgan, Ms. Bogart and Mr. Williams” on page 47.

Payments Made Upon Retirement

We maintain the 401(k) Plan and the restorative SERP, as explained in the section entitled “Nonqualified Deferred Compensation in 2013” on page 40. We do not maintain a defined benefit pension plan or a defined benefit supplemental pension plan for our Named Executive Officers.

We do, however, provide certain benefits and perquisites to Named Executive Officers that are retirement-eligible. These benefits and perquisites include:

•	Medical insurance coverage or cash equivalent for retirees and their spouses from age 55 to 64 with coverage coinciding with Medicare B on and after age 65;

•	Dental insurance coverage for retirees and their spouses at the same coverage level with the same provider as an active employee;

•	Continued annual physical exams at the Mayo Clinic for retirees and their spouses in accordance with the active officer benefit;

•	Continued use of Polaris products in accordance with the active Named Executive Officer benefits, including related

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parts, garments and accessories;

•	For Named Executive Officers other than the CEO, prorated LTIP payout based on the time worked during the performance measurement period payable in accordance with the normal payment schedule;

•
For Senior Executive Plan participants, a possible prorated payout under the plan based on the time worked during the incentive compensation award period payable in accordance with the normal payment schedule;

•
For Named Executive Officers other than the CEO, waiver of vesting period for outstanding stock options that have not yet vested at the date of retirement and an exercise period that is 36 months from the effective date of termination; and

•	For the CEO only, continued use of our airplane and travel services in accordance with the active officer benefit.

To be eligible for full retirement-age benefits, the Named Executive Officer must have attained the age of at least 65. None of our Named Executive Officers were retirement-eligible as of December 31, 2013.

We also provide certain early retirement benefits to Named Executive Officers who have attained the age of at least 55 and have a minimum of 10 years of service to our Company. These benefits include the same benefits available at full retirement age described above, except that for Named Executive Officers other than the CEO, all outstanding stock options that have not yet vested are forfeited.

Non-Compete and Non-Solicitation Agreements

As described in “Severance, Proprietary Information and Noncompetition Agreement with Mr. Wine” on page 42, Mr. Wine has agreed not to engage in competitive activities or solicit employees for a period of two years following his termination of employment. The other Named Executive Officers were required to enter into non-competition agreements as a condition to the receipt of restricted stock and LTIP grants, under which they agree to not engage in competitive activities or soliciting employees for a period of one year following their termination of employment.

Potential Payments to Named Executive Officers Upon Termination

The following tables quantify the amounts and benefits payable to the Named Executive Officers upon termination under various scenarios. In calculating the payments set forth in such tables, we have assumed that (i) the date of termination was December 31, 2013, the last business day of fiscal year 2013, and (ii) the stock price was $145.64 per share, the closing market price of our common stock on such date. The tables do not reflect payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination, including:

•	Earned but unpaid base salary through the date of termination;

•	Accrued but unused vacation pay through the date of termination;

•
Company matching contributions to the 401(k) Plan in an amount which take into account the final payouts for base salary, incentive awards under the Senior Executive Plan, if any, and accrued vacation;

•	Distributions of plan balances under the Polaris 401(k) Plan; and

•	A life insurance benefit equal to two times base salary up to a maximum of $650,000, payable in the event of termination upon death.

The tables also do not reflect amounts attributable to vested, non-forfeitable equity-based awards (see “Outstanding Equity Awards at 2013 Fiscal Year-End” on page 38), or distributions of plan balances under the SERP (see “Nonqualified Deferred Compensation in 2013” on page 40). In addition, the tables do not reflect any applicable tax withholdings or other deductions by the Company from the amounts otherwise payable to the Named Executive Officers upon termination of employment. To the extent applicable, the present value of the payments presented in the tables below was calculated using a discount rate of 5%.

We provide a number of lifetime benefits and perquisites to our Named Executive Officers upon retirement or receipt of early retirement benefits. For purposes of quantifying the value of such benefits and perquisites in the tables below, we have used an average life expectancy age of 78 for such individuals. The costs of medical and dental coverage are based on current annual premiums times the number of years between officer age and 78 for those that receive it until then using a discount rate of 5%. Company parts, garments and accessories coverage is based on the average spent for the Named Executive Officers in 2013 multiplied by the number of years between the executive officer’s age and 78 (for those who receive it), using a discount rate of 5%.

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Potential Payments to Mr. Wine

	Without Cause or With Good Reason Termination (not in connection with a Change in Control ($)	Without Cause or With Good Reason Termination (Change in Control) ($)	Change in Control (without Termination)	Death or Disability ($)	Retirement ($)
Scott W. Wine
Cash Compensation	2,340,799	12,224,040	0	0	0
Annual Cash Incentives (Senior Executive Plan)	1,381,513	1,381,513	0	1,381,513	0
LTIP(1)	4,520,641	0	0	0	0
PRSUs(2)	625,390	625,390	625,390	0	0
Stock Options (Unvested and Accelerated)(3)	0	55,663,470	55,663,470	55,663,470	0
Restricted Stock (Unvested and Accelerated)	0	5,243,040	5,243,040	0	0
Benefits and Perquisites
Medical and Dental	20,587	0	0	0	0
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Physical Exams	0	0	0	0	0
Total	8,888,930	75,137,453	61,531,900	57,044,983	$0
____________

(1)	The amount reflected for Mr. Wine represents his pro rata target payout for the 2011 LTIP Grant and assumes the payment would be made by March 2014.

(2)	The amount reflected for Mr. Wine represents his pro rata target payout for the 2012 PRSU award and assumes the payment would be made by March 2015.

(3)	Represents the market value of unvested stock options less the option exercise price.

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Potential Payments to Messrs. Malone and Morgan, Ms. Bogart, and Mr. Williams

	Without Cause Termination (not in connection with a Change in Control) ($)	Without Cause or With Good Reason Termination (in connection with a Change in Control) ($)	Change in Control (without Termination)	Death or Disability ($)	Retirement($)
Mr. Malone
Cash Compensation	851,636	5,822,795	0	0	0
Annual Cash Incentives (Senior Executive Plan)	413,671	413,671	0	413,671	413,671
LTIP(1)	2,020,992	0	0	0	2,020,992
PRSUs(2)	197,643	197,643	197,643	0	0
Stock Options (Unvested and Accelerated)(3)	0	10,580,610	10,580,610	10,580,610	0
Restricted Stock (Unvested and Accelerated)	0	0	0	0	0
Benefits and Perquisites
Medical and Dental Insurance	595,245	0	0	0	595,245
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	54,684	0	0	0	54,684
Physical Exams	50,926	0	0	0	50,926
Total	4,184,797	17,014,719	10,778,253	10,994,281	3,135,518
Mr. Morgan
Cash Compensation	1,510,137	7,979,810	0	0	0
Annual Cash Incentives (Senior Executive Plan)	659,493	659,493	0	659,493	0
LTIP(1)	2,825,401	0	0	0	0
PRSUs(2)	287,707	287,707	287,707	0	0
Stock Options (Unvested and Accelerated)(3)	0	22,314,250	22,314,250	22,314,250	0
Restricted Stock (Unvested and Accelerated)	0	0	0	0	0
Benefits and Perquisites
Medical and Dental Insurance	648,166	0	0	0	0
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	59,364	0	0	0	0
Physical Exams	55,284	0	0	0	0
Total	6,045,552	31,241,260	22,601,957	22,973,743	0
Ms. Bogart
Cash Compensation	700,404	1,188,813	0	0	0
Annual Cash Incentives (Senior Executive Plan)	327,597	327,597	0	327,597	0
LTIP(1)	1,489,152	0	0	0	0
PRSUs(2)	155,117	155,117	155,117	0	0
Stock Options (Unvested and Accelerated)(3)	0	7,172,390	7,172,390	7,172,390	0
Restricted Stock (Unvested and Accelerated)	0	0	0	0	0
Benefits and Perquisites
Medical and Dental Insurance	20,587	0	0	0	0
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Physical Exams	0	0	0	0	0
Total	2,692,857	8,843,917	7,327,507	7,499,987	0
Mr. Williams
Cash Compensation	688,924	1,138,384	0	0	0
Annual Cash Incentives (Senior Executive Plan)	327,441	327,441	0	327,441	0
LTIP(1)	1,416,094	0	0	0	0
PRSUs(2)	162,611	162,611	162,611	0	0
Stock Options (Unvested and Accelerated)(3)	0	7,491,360	7,491,360	7,491,360	0
Restricted Stock (Unvested and Accelerated)	0	4,369,200	4,369,200	0	0
Benefits and Perquisites
Medical and Dental Insurance	20,587	0	0	0	0
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Physical Exams	0	0	0	0	0
Total	2,615,657	13,488,996	12,023,171	7,818,801	0

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(1)	The amount reflected for each Named Executive Officer represents the pro rata target award payout for the 2011 LTIP Grant and assumes the payment would be made in March 2014.

(2)	The amounts reflected for Messrs. Malone and Morgan, Ms. Bogart and Mr.Williams represent the pro rata target payout for the 2012 PRSU award and assumes the payments would be made by March 2015.

(3)	Represents the market value of unvested stock options less the option exercise price.

DIRECTOR COMPENSATION

The following table sets forth the compensation earned for each of the non-employee directors for the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Robert L. Caulk(3)	31,308	0	31,308
Annette K. Clayton	81,500	128,163	209,663
Brian C. Cornell	73,500	128,163	201,663
Kevin M. Farr(4)	15,938	0	15,938
Gary E. Hendrickson	86,500	128,163	214,663
Bernd F. Kessler	87,500	128,163	215,663
Gregory R. Palen(3)	65,121	0	65,121
R. M. (Mark) Schreck	95,500	128,163	223,663
William G. Van Dyke	104,500	128,163	232,663
John P. Wiehoff	108,000	128,163	236,163
____________

(1)
As described in more detail in the accompanying narrative, directors may defer all or a portion of the fees otherwise payable to them in accordance with our Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”). Each of the current directors deferred all fees otherwise payable to him or her in 2013 in accordance with the Deferred Compensation Plan. The deferred amounts were converted into common stock equivalents at the then current market price per share of our common stock. The aggregate number of common stock equivalents held by each non-employee director as of December 31, 2013 is reflected in the “Stock Awards” column of the “Non-Employee Directors — Outstanding Equity Awards at Fiscal Year-End” table appearing below.

(2)
On April 25, 2013, the continuing non-employee directors were each awarded under the Omnibus Plan 1,475 deferred stock units, each with a value equal to one share of our common stock. The grant date fair value for these deferred stock units was $86.89 per unit. The aggregate number of deferred stock units and common stock equivalents held by each non-employee director as of December 31, 2013 is reflected in the “Stock Awards” column of the “Non-Employee Directors — Outstanding Equity Awards at Fiscal Year-End” table appearing below.

(3)	Messrs. Caulk and Palen's service on the Board ended on April 25, 2013.

(4)	Mr. Farr was first appointed to the Board on October 24, 2013.

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Non-Employee Directors — Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the number of shares of common stock underlying outstanding stock awards for each of the non-employee directors as of December 31, 2013.

Name	Stock Awards(1)
Annette K. Clayton	45,711
Brian C. Cornell	2,330
Kevin M. Farr(2)	120
Gary E. Hendrickson	7,023
Bernd F. Kessler	12,866
R. M. (Mark) Schreck	58,235
William G. Van Dyke	40,901
John P. Wiehoff	31,800
____________

(1)
Includes common stock equivalents awarded to directors under the Deferred Compensation Plan and deferred stock units awarded under the Omnibus Plan and the accompanying dividend equivalent units issued on each form of award.

(2)	Mr. Farr was first appointed to the Board on October 24, 2013.

Director Fees

Directors who are employees of our Company receive no compensation for their services as directors or as members of committees. Compensation for non-employee directors is divided into cash and stock components. We presently pay each non-employee director an annual director’s retainer of $85,000. The Lead Director of the Board receives an annual Lead Director fee of $25,000. The Chairs of the Compensation Committee, Corporate Governance and Nominating Committee and Technology Committee receive an annual committee chairman’s fee of $10,000, and the Chair of the Audit Committee receives an annual committee chairman’s fee of $15,000. Non-employee directors also receive $1,000 for each committee meeting attended. Any non-employee director may elect to defer the receipt of all or a specified portion of the retainer and fee payments specified in this paragraph under the Deferred Compensation Plan (as described below).

Deferred Compensation Plan

We maintain the Deferred Compensation Plan for non-employee directors. A non-employee director can defer all or a portion of the retainer and fee payments that would otherwise be paid to him or her in cash. Such deferred amounts are converted into additional common stock equivalents based on the then fair market value of the common stock. Each common stock equivalent represents the economic equivalent of one share of common stock. Dividend equivalents are credited to non-employee directors as if the common stock equivalents are outstanding shares of common stock. Such dividend equivalents are deemed invested in additional common stock equivalents.

As soon as practicable after a non-employee director’s service on the Board terminates, he or she will receive a distribution of a number of shares of our common stock equal to the number of common stock equivalents then credited to him or her under the Deferred Compensation Plan. Upon the death of a non-employee director, the shares will be issued to his or her beneficiary. Upon a change in control of our Company (as defined in the Deferred Compensation Plan), each non-employee director will receive a cash payment equal to the value of his or her accumulated common stock equivalents.

A maximum of 500,000 shares of common stock are reserved for issuance under the Deferred Compensation Plan. The Deferred Compensation Plan will remain effective until May 31, 2020, unless terminated earlier by the Board. The Deferred Compensation Plan may be terminated or amended at any time by the Board.

Deferred Stock Units

Since 2007, we have granted our non-employee directors an annual award of deferred stock units in an amount determined by the Board. The deferred stock units are fully vested upon issuance. Upon termination of service as a director or upon an earlier change in control of our Company, each non-employee director will receive one share of common stock for every deferred stock unit credited to the non-employee director’s account. Dividend equivalents are credited to non-employee directors as if the deferred stock units are outstanding shares of common stock. Such dividend equivalents are deemed

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invested in additional deferred stock units.

Use of Polaris Products

We provide each of the non-employee directors with the use of up to eight Polaris products, of his or her choice, at no charge to encourage a first-hand understanding of the riding experience of our customers and to provide the non-employee directors with an opportunity to evaluate product design and efficiency. The products used by the non-employee directors can be returned to the Company or purchased at a price greater than cost at the end of a defined usage period based upon months, miles or hours, depending upon the product line. We sell the returned products to dealers at an amount greater than the cost of such products to the Company. All non-employee directors also receive related parts, garments and accessories.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines, which provide that each non-employee director is expected to own, directly or indirectly, shares of our common stock, common stock equivalents and deferred stock units having a value of at least three times the amount of the annual retainer and, if applicable, any committee chairman fee paid to such director. Compliance with the stock ownership guidelines is voluntary but is monitored by our CFO. All non-employee directors are expected to satisfy the stock ownership guidelines within four years following the date they are first elected to the Board. The following chart sets forth the stock ownership of each of the non-employee directors that were in office as of December 31, 2013 relative to the stock ownership guidelines:

Name	Stock Ownership Guidelines (as a Multiple of Annual Director Retainer Fee)	Shares of Common Stock, Common Stock Equivalents and Deferred Stock Units Held as of December 31, 2013	Stock Ownership Guideline Met?
Annette K. Clayton	3x	45,711	Yes
Brian C. Cornell	3x	2,330	Yes
Kevin M. Farr	3x	120	No(1)
Gary E. Hendrickson	3x	7,023	Yes
Bernd F. Kessler	3x	12,866	Yes
R.M. (Mark) Schreck	3x	58,715	Yes
William G. Van Dyke	3x	42,901	Yes
John P. Wiehoff	3x	31,800	Yes
____________

(1)
Mr. Farr was first appointed to the Board on October 24, 2013. We expect that Mr. Farr will satisfy the stock ownership guidelines on or prior to the fourth anniversary of the date he was first appointed to the Board.

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EQUITY COMPENSATION PLAN INFORMATION
Our shareholders have approved our 1995 Stock Option Plan, 1999 Broad Based Stock Option Plan, Restricted Stock Plan, Employee Stock Purchase Plan, Deferred Compensation Plan for Directors, 2003 Non-Employee Director Stock Option Plan and 2007 Omnibus Incentive Plan. Awards may currently be made only under the 2009 Omnibus Incentive Plan, the Deferred Compensation Plan for Directors, and the Employee Stock Purchase Plan.
We do not have any equity compensation plans outstanding that have not been approved by shareholders.
Summary Table
The following table sets forth certain information as of December 31, 2013, with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	5,396,250(1)(2)	$ 48.39(3)	6,497,334(4)
Equity compensation plans not approved by security holders	None	n/a	None
____________

(1)
Includes 4,628,511 shares issuable upon exercise of outstanding stock options, 568,750 shares issuable upon settlement of outstanding performance restricted stock units, 82,048 shares issuable upon settlement of deferred stock units and accompanying dividend equivalent units issued under the Omnibus Plan to non-employee directors and 116,941 shares issuable upon settlement of common stock equivalents awarded to non-employee directors under the Deferred Compensation Plan for Directors, but excludes 202,217 shares of restricted stock issued under the Omnibus Plan. The actual number of performance restricted stock unit shares to be issued depends on our financial performance over a period of time.

(2)
The weighted average remaining contractual life of outstanding options was 7.02 years as of December 31, 2013. Unvested stock options, stock appreciation rights and performance restricted stock units do not receive dividend equivalents.

(3)	Reflects the weighted-average exercise price of outstanding options. There is no exercise price for outstanding deferred stock units, common stock equivalents or performance restricted stock units.

(4)
A total of 26,088 shares were available under the Deferred Compensation Plan for Directors, a total of 4,712,411 shares were available under the Omnibus Plan (the Omnibus Plan pool is decreased by three shares for every one share subject to a full-value award) and a total of 1,758,835 shares were available under the Employee Stock Purchase Plan.

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PROPOSAL 2 - APPROVAL OF THE AMENDED AND RESTATED SENIOR EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

Upon the recommendation of the Compensation Committee, the Board approved, subject to shareholder approval, an amended and restated Senior Executive Annual Incentive Compensation Plan (the “Senior Executive Plan”), pursuant to which cash incentive awards are made to eligible employees of the Company. Because five years have passed since our shareholders last approved the material terms of the Senior Executive Plan, Section 162(m) of the Internal Revenue Code requires us to obtain shareholder re-approval of the material terms of our Senior Executive Plan, including the business criteria on which performance objectives are based, in order to preserve our ability to deduct, for federal income tax purposes, performance-based incentive compensation paid to certain of our executive officers. In connection with this re-approval, we are also proposing certain changes to the Senior Executive Plan.

Section 162(m) of the Internal Revenue Code imposes an annual limit of $1.0 million on the tax deduction that is available to public companies for compensation paid to each of the chief executive officer and the other three most highly compensated executive officers, other than the chief financial officer, unless the compensation is performance-based. In order to qualify as performance-based, the compensation must be, among other things, payable solely on account of the attainment of one or more objective performance objectives that are based on business criteria that have been disclosed to and approved by a company’s shareholders within the past five years. The material terms of the Senior Executive Plan were last approved by our shareholders on April 30, 2009.
In connection with the five year resubmission of our Senior Executive Plan to a shareholder vote, our Compensation Committee has reviewed and has proposed, and our Board has approved, several changes to the Senior Executive Plan. The most significant proposed changes reflected in the amended and restated Senior Executive Plan consist of the following:

•	The maximum permitted payout to any individual in connection with an annual plan award has been increased from $2,500,000 to $4,000,000; and

•
The list of business criteria upon which performance objectives may be based has been expanded somewhat and conformed to the list of business criteria contained in our amended and restated 2007 Omnibus Incentive Plan that was approved by our shareholders in April 2011.

Certain other changes have been included in the amended and restated Senior Executive Plan, such as refinements to certain definitions and the description of the process by which performance objectives are established, and extending the term of the amended and restated plan.

The Board has determined that it would be in the best interests of the Company and its shareholders to approve the amended and restated Senior Executive Plan. Accordingly, the Board recommends that the shareholders approve the amended and restated Senior Executive Plan. If this proposal is not adopted, we will continue to be able to grant performance awards under the Senior Executive Plan as it currently exists until its December 31, 2014 expiration date, but certain awards to Executive Officers will no longer be fully tax deductible by us.

 The full text of the amended and restated Senior Executive Plan is attached to this Proxy Statement as Annex A. If the shareholders approve the amended and restated plan, it will become effective as of April 24, 2014. The more significant features of the Senior Executive Plan, as proposed to be amended and restated, are described below.

The Business Criteria

For plan awards in each calendar year performance period, the Compensation Committee will establish the applicable performance objectives in writing prior to the commencement of the calendar year, or at such other time as permitted by Section 162(m) of the Internal Revenue Code. The performance objectives selected shall be based on any one or more of the business criteria specified in the Senior Executive Plan. The performance objectives will, subject to the required certification described below, state an objective formula for computing the amount of bonus payable to the participant upon attainment of the performance objectives.

The business criteria included in the Senior Executive Plan and which shareholders are being asked to approve as part of the approval of the amended and restated Senior Executive Plan, are:

•	Net earnings or net income (before or after taxes);

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•	Earnings per share or earnings per share growth, total units, or unit growth;

•	Net sales, sales growth, total revenue, or revenue growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	Earnings before or after taxes, interest, depreciation, and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price or relative share price (including, but not limited to, growth measures and total shareholder return);

•	Expense targets;

•	Margins;

•	Operating efficiency;

•	Market share or change in market share;

•	Customer retention or satisfaction;

•	Working capital targets; and

•	Economic value added or EVA® (net operating profit after tax minus the product of capital multiplied by the cost of capital).

Any performance objective based on one or more of these business criteria may be expressed in absolute amounts, on a per share basis, relative to one or more other business criteria, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to the performance of one or any combination of the Company as whole, a business unit, a geographic region, or one or more subsidiaries of the Company. In establishing performance objectives for a performance period, the Compensation Committee may provide that one or more objectively determinable adjustments may be made to the business criteria on which the performance objective is based, which may include adjustments for events occurring during the performance period such as acquisitions, divestitures, restructuring events or changes in accounting principles.

General Provisions

Purpose.  The purpose of the Senior Executive Plan is to provide incentives for senior executives to attain and maintain the highest standards of performance, to attract and retain executives of outstanding competence and ability, to stimulate the active interest of key executives in the development and financial success of the Company, to further align the interests of employees with those of the shareholders and to reward executives for outstanding performance when certain annual performance objectives are achieved.

Administration.  The Compensation Committee has been designated to administer the Senior Executive Plan. The Compensation Committee will interpret the Senior Executive Plan, prescribe, amend, and rescind rules relating to it, select eligible participants, and take all other actions necessary for its administration, which actions will be final and binding upon all participants. To the extent not otherwise provided for under our Articles and By-laws, all members of the Board , including the members of the Compensation Committee, are entitled to be indemnified by us with respect to claims relating to their actions in the administration of the Senior Executive Plan, so long as such action is taken in good faith and within the scope of the Compensation Committee’s authority under the Senior Executive Plan.

Selection of Participants.  For each calendar year, the Compensation Committee will determine in writing the participants who will be eligible to receive an incentive award under the Senior Executive Plan for such period. Only senior executive employees of the Company are eligible to participate in the Senior Executive Plan (16 individuals as of the date of this Proxy Statement). The Compensation Committee will make its determination of participants prior to the commencement of a calendar year performance period, or at such other time as permitted by Section 162(m) of the Internal Revenue Code.

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Incentive Award Certification.  The Compensation Committee will certify in writing prior to payment of an incentive award the degree to which the applicable performance objective has been attained and the resulting incentive award payment amount. With respect to Compensation Committee certification, approved minutes of the meeting in which the certification is made will be treated as written certification.

Maximum Incentive Award Payable.  The maximum incentive award payable under the Senior Executive Plan to any participant for any calendar year is $4,000,000.

Discretion to Reduce Rewards.  The Compensation Committee, in its sole and absolute discretion, may reduce (but not increase) the amount of any award otherwise payable to a participant.

Active Employment Requirement.  An incentive award will be paid for a calendar year only to a participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the calendar year and who is employed by the Company on the date the award is paid. To the extent consistent with the deductibility of awards under Section 162(m) of the Internal Revenue Code and regulations thereunder, the Compensation Committee may in its sole discretion (1) grant an incentive award for a calendar year to a participant who is first employed or who is promoted to a position eligible to become a participant under the Senior Executive Plan during the calendar year, or (2) whose employment is terminated during the calendar year because of the participant’s retirement, death, or disability (as defined in Section 22(e)(3) of the Internal Revenue Code). In such cases of active employment for part of a calendar year, a pro rata incentive award may be paid for the calendar year.

Payment of Incentive Awards.  Incentive awards will be paid to participants for a calendar year performance period in such form and at such time as the Compensation Committee may determine, but in no event later than March 15 the year immediately following the performance period.

Amendment and Termination of the Senior Executive Plan.  The Compensation Committee may amend or terminate the Senior Executive Plan at any time, except that no amendment or termination shall be made which would impair the rights of any participant to an incentive award which would be payable were the participant to terminate employment on the effective date of such amendment or termination, unless the participant consents to such amendment or termination. The Senior Executive Plan will automatically terminate on December 31, 2019, unless sooner terminated by action of the Board or extended with the approval of our Board and our shareholders.

Benefits Under the Amended and Restated Plan
Payments under the amended and restated Senior Executive Plan will be based on actual performance during periods beginning on and after April 24, 2014, assuming the amendment and restatement of the plan has been approved by our shareholders. As a result, amounts payable under the amended and restated Senior Executive Plan are not currently determinable. If this amended and restated Senior Executive Plan had been in place during our most recently completed fiscal year, there would have been no difference in the annual cash incentive amounts paid to our named executive officers, as reported in the Summary Compensation Table earlier in this Proxy Statement.

Vote Required

Approval of the amended and restated Senior Executive Plan will require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the matter at the Annual Meeting, assuming the presence of a quorum at the Annual Meeting.

Board Recommendation
Except where authority has been withheld by a shareholder, the proxy will be voted for the approval of the amended and restated Senior Executive Plan. The Board of Directors, upon recommendation of the Compensation Committee, unanimously recommends a vote “FOR” the proposal to approve the amended and restated Senior Executive Plan.

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PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for fiscal 2014, and the Board is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the Audit Committee Charter require our independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an opportunity for shareholders to provide direct feedback to the Board on a significant issue of corporate governance.

If the selection of E&Y as our independent registered public accounting firm for fiscal 2014 is not ratified by our shareholders, the Audit Committee will review its future selection of an independent registered public accounting firm in the light of that vote result.

Representatives of E&Y will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board, upon recommendation of the Audit Committee, unanimously recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014.

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AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of the Board by providing oversight of (1) the integrity of our financial statements, (2) the effectiveness of the Company’s internal controls over financial reporting, (3) our compliance with legal and regulatory requirements, (4) the independent registered public accounting firm’s performance, qualifications and independence and (5) the responsibilities, performance, budget and staffing of our internal audit function. The Audit Committee is comprised of five directors, all of whom meet the standards of independence adopted by the SEC and the NYSE.

In performing the Audit Committee oversight responsibilities, we have reviewed and discussed our audited financial statements for the year ended December 31, 2013 with management and with representatives of E&Y, our independent registered public accounting firm. The Audit Committee also reviewed, and discussed with management and representatives of E&Y, management’s assessment and report and E&Y’s report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards. The Audit Committee has received from our independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with the audit committee concerning independence, and the Audit Committee has discussed the independence of E&Y with representatives of such firm. The Audit Committee is satisfied that the non-audit services provided to us by the independent registered public accounting firm are compatible with maintaining their independence.

Management is responsible for our system of internal controls and the financial reporting process. E&Y is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the PCAOB and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In reliance on the reviews and discussions referred to in this Report, the Audit Committee recommends to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013.

AUDIT COMMITTEE

William G. Van Dyke, Chair
Kevin M. Farr
Bernd F. Kessler
R.M. (Mark) Schreck
John P. Wiehoff

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FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees. The aggregate audit fees paid to E&Y for the fiscal years ended December 31, 2013 and December 31, 2012 were $1,402,000 and $1,070,000, respectively. These fees include amounts for the annual audit of our consolidated financial statements and internal control over financial reporting, statutory audits at certain foreign subsidiaries, the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and certain accounting consultation services surrounding acquisition and joint venture activities.

Audit-Related Fees. The aggregate audit-related fees paid to E&Y for the fiscal years 2013 and 2012 were $111,000 and $111,000, respectively. These fees represent amounts reasonably related to the performance of the audit or review of the consolidated financial statements that are not reported under the Audit Fees category such as the audit of Polaris Acceptance, the audit of employee benefit plans and the issuance of certain industry reports.

Tax Fees. The aggregate fees billed by E&Y for tax services rendered for the fiscal years 2013 and 2012 were $725,000 and $1,162,000, respectively. These fees were primarily related to tax planning and compliance services, including assistance related to certain foreign subsidiaries, potential transactions, and the Company's business reorganization of its European supply chain operations.

All Other Fees. The aggregate fees billed by E&Y for other services rendered for the fiscal years 2013 and 2012 were $19,000 and $38,000, respectively. These fees were related to trade compliance consulting services performed.

Audit Committee Pre-Approval Requirements. The Audit Committee’s charter provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent registered public accounting firm, (ii) all significant non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Exchange Act of 1934 and the Public Company Accounting Oversight Board and (iii) all fees and the terms of engagement with respect to such services. All audit and non-audit services performed by E&Y during fiscal 2013 were pre-approved pursuant to the procedures outlined above.

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PROPOSAL 4 — ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

General Information

We are providing our shareholders with the opportunity to vote to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement. As described in the Compensation Discussion and Analysis (“CD&A”), our executive compensation philosophy and programs align executive compensation decisions with our desired business direction, strategy and performance. The primary objectives and priorities of the compensation program include:

•	Emphasizing variable compensation that is tied to our financial and stock price performance to generate and reward superior individual and collective performance,

•
Linking executives’ incentive goals with the interests of our shareholders, providing equity-based forms of compensation and establishing specific stock ownership guidelines for key management employees,

•	Supporting and rewarding executives for consistent performance over time and achievement of our long-term strategic goals, and

•	Attracting and retaining highly qualified executives whose abilities are critical to our success and competitive advantages.

Our shareholders have a right to cast an advisory vote on our executive compensation program at the Annual Meeting. As a result, we are presenting this proposal, which gives you, as a shareholder, the opportunity to vote “FOR” or “AGAINST” the following resolution:

“RESOLVED, that the shareholders approve the compensation of Polaris Industries Inc. Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in our 2014 Proxy Statement.”

The Board urges shareholders to endorse the compensation programs for our Named Executive Officers by voting “FOR” the resolution.

The 2013 compensation structure is similar to the 2010, 2011 and 2012 design, which received the approval of over 98% of the shares that were voted on the matter each of those years. As discussed in the CD&A contained in this Proxy Statement, the Compensation Committee of the Board believes that the executive compensation provided for 2013 is reasonable and appropriate, is justified by our performance and is the result of our focus on achieving growth through global markets, driving innovation, enhancing our product offering and controlling costs. In deciding how to vote on this proposal, the Board advises you to consider the following factors related to the compensation paid to our Named Executive Officers in fiscal 2013, each of which is discussed in the CD&A:

•	Our sales increased 18% over 2012, to a record amount for the fourth consecutive year of $3,777 million.

•	Earnings from continuing operations per diluted share increased 22% over 2012 to a record amount for the fourth consecutive year of $5.40 per share.

•	Reported net income from continuing operations increased to $381 million for 2013, 22% over 2012.

•	Our stock price closed 2013 at $145.64 per share, an increase of 73% from $84.15 at the end of 2012.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board and the Compensation Committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with shareholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

The Board, upon recommendation of the Compensation Committee, unanimously recommends a vote “FOR” approval of the resolution to approve the compensation of our Named Executive Officers.

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OTHER MATTERS

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

Under the rules of the SEC, if a shareholder wants the Company to include a proposal in our Proxy Statement and form of proxy for presentation at our 2015 Annual Meeting of Shareholders, the proposal must be submitted in writing and received by our Corporate Secretary at our principal executive offices by November 7, 2014. The proposal must comply with the rules of the SEC and our bylaws, which are described below. The nominations may also need to comply with our bylaws, if permitted by the final SEC rules. If a shareholder intends to introduce an item of business or director nomination at the 2015 Annual Meeting, without including the proposal or nomination in the Proxy Statement, we must receive notice of that intention no later than January 24, 2015.

A shareholder’s notice to the Company must include the information required by our bylaws, including, if the item of business does not relate to the nomination of a person to serve as a director, a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, any material interest of the shareholder or any associated person of the shareholder in the business desired to be brought before the meeting, the name and address of the shareholder and any associated person of the shareholder as they appear on our books, and specified information regarding the shareholder’s interests in our capital stock. A shareholder’s notice to the Company of the nomination of a person to serve as a director must include, as applicable, similar information as required above, as well as the name of any director nominee, information about the nominee required by SEC rules and the director nominee’s consent to be named and serve if elected.

ADDITIONAL INFORMATION

A copy of our Annual Report on Form 10-K, including the Annual Report to Shareholders, for the year ended December 31, 2013, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:

Corporate Secretary
Polaris Industries Inc.
2100 Highway 55
Medina, MN 55340
(763) 542-0500

You may also obtain our Annual Report on Form 10-K, including incorporated sections from the Annual Report to Shareholders, over the Internet at the SEC’s Internet site, www.sec.gov.

Additional copies of the Annual Report to Shareholders, Annual Report on Form 10-K, the Notice, this Proxy Statement and the accompanying proxy may be obtained from Stacy L. Bogart, the Vice President, General Counsel and Secretary of the Company at the address above. Copies of exhibits to Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.

By Order of the Board of Directors

/s/ Stacy L. Bogart
Stacy L. Bogart
Vice President, General Counsel and Secretary

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Annex A

POLARIS INDUSTRIES INC.
SENIOR EXECUTIVE
ANNUAL INCENTIVE COMPENSATION PLAN

As Amended and Restated
Effective April 24, 2014

1.     Purpose. The Polaris Industries Inc. Senior Executive Annual Incentive Compensation Plan is intended to provide incentives for Eligible Senior Executives to attain and maintain the highest standards of performance, to attract and retain key executives of outstanding competence and ability, to stimulate the active interest of key executives in the development and financial success of the Company, to further align the identity of interests of employees with those of the Company’s shareholders generally and to reward executives for outstanding performance when certain objectives are achieved. This amendment and restatement of the Plan is effective as of April 24, 2014.

2.     Definitions. As used herein, the terms set forth below shall have the following respective meanings:

(a)    “Board” means the Board of Directors of the Company.

(b)    “Business Criteria” means the business criteria listed in Section 6 of this Plan.

(c)    “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(d)    “Committee” means the Committee appointed by the Board to administer the Plan. The Committee shall be constituted at all times so as to meet the outside director requirements of Section 162(m) of the Code.

(e)    “Company” means Polaris Industries Inc., a Minnesota corporation and its successors and assigns.

(f)    “Effective Date” means January 1, 2004.

(g)    “Eligible Senior Executive” means any senior executive employee of the Company designated by the Committee as eligible to receive an Incentive Compensation Award pursuant to the Plan.

(h)    “Incentive Compensation Award” means an incentive compensation award payable under this Plan.

(i)    “Incentive Compensation Award Period” means, with respect to an Incentive Compensation Award, as determined by the Committee, the calendar year beginning on or after the Effective Date with respect to which the achievement of the Performance Objective applicable to such Incentive Compensation Award is to be determined. It is expressly intended that any particular calendar year may be included in the Incentive Compensation Award Period of multiple Incentive Compensation Awards.

(j)    “Participant” means, with respect to an Incentive Compensation Award Period, an Eligible Senior Executive selected by the Committee to receive an Incentive Compensation Award for such Incentive Compensation Award Period as provided in Section 5 of this Plan.

(k)    “Performance Objective” means the performance objective or objectives established with respect to an Incentive Compensation Award pursuant to Section 5 of the Plan.

(l)    “Plan” means the Polaris Industries Inc. Senior Executive Annual Incentive Compensation Plan, as it may be amended from time to time.

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3.     Administration. The Committee shall interpret the Plan, prescribe, amend, and rescind rules relating to it, select eligible Participants, and take all other actions necessary for its administration, which actions shall be final and binding upon all Participants. To the extent permitted by law, all members of the Board of Directors, including the members of the Committee, shall be indemnified and held harmless by the Company with respect to any loss, cost, liability or expense that may be reasonably incurred in connection with any claim, action, suit or proceeding which arises by reason of any act or omission under the Plan so long as such act or omission is taken in good faith and within the scope of the authority delegated herein.

4.     Compliance with Sections 162(m) and 409A. The Plan shall be administered to comply with Sections 162(m) and 409A of the Code, and if any Plan provision is found not to be in compliance with Sections 162(m) or 409A of the Code, the provision shall be deemed modified as necessary to meet the requirements of Sections 162(m) and 409A of the Code.

5.     Selection of Participants and Performance Objective. Prior to the commencement of each Incentive Compensation Award Period, or at such later time as permitted by Section 162(m) of the Code, the Committee shall determine in writing (i) the Participants who shall be eligible to receive an Incentive Compensation Award for such Incentive Compensation Award Period, (ii) the Performance Objective applicable to such Incentive Compensation Award, which shall be based on any one or more of the Business Criteria, and (iii) the objective formula for computing the amount of the Incentive Compensation Award payable to each Participant if the Performance Objective is achieved, which formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code. The amount of an Incentive Compensation Award may be denominated in cash and/or in shares of the Company’s common stock, provided that all amounts paid under the Plan shall be in cash.

6.     Business Criteria. The Performance Objective applicable to an Incentive Compensation Award will be based on one or more of the following Business Criteria:

•	Net income or net earnings (before or after taxes)

•	Earnings per share or earnings per share growth, total units, or unit growth

•	Net sales, sales growth, total revenue, or revenue growth

•	Net operating profit

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue)

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment)

•	Earnings before or after taxes, interest, depreciation, and/or amortization

•	Gross or operating margins

•	Productivity ratios

•	Share price or relative share price (including, but not limited to, growth measures and total shareholder return)

•	Expense targets

•	Margins

•	Operating efficiency

•	Market share or change in market share

•	Customer retention or satisfaction

•	Working capital targets

•	Economic value added or EVA (net operating profit after tax minus the product of capital multiplied by the cost of capital)

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Any Performance Objective based on one or more of the foregoing Business Criteria may, in the Committee’s discretion, be expressed in absolute amounts, on a per share basis, relative to one or more other Business Criteria, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures, and may relate to the performance of one or any combination of the Company as whole, a business unit, a geographic region, or one or more subsidiaries of the Company.

7.    Establishing Performance Objectives. In specifying the Performance Objective applicable to any Incentive Compensation Award Period, the Committee may provide that one or more objectively determinable adjustments may be made to the Business Criteria on which the Performance Objective is based, which may include adjustments for any of the following events that occurs during an Incentive Compensation Award Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, and (vii) foreign exchange gains and losses. Such adjustments shall be prescribed in a form that meets the requirements of Code Section 162(m) for qualifying an Incentive Compensation Award as performance-based compensation for purposes of Section 162(m) of the Code.

8.    Incentive Compensation Award Certification. The Committee shall certify in writing prior to payment of an Incentive Compensation Award the degree to which the applicable Performance Objective has been attained and the resulting Incentive Compensation Award payment amount. With respect to Committee certification, approved minutes of the meeting in which the certification is made shall be treated as written certification.

9.     Maximum Incentive Compensation Award Payable. The maximum amount payable with respect to an Incentive Compensation Award to any Participant is $4,000,000.

10.     Discretion to Reduce Awards. The Committee, in its sole and absolute discretion, may reduce (but not increase) the amount of any Incentive Compensation Award that is otherwise payable to a Participant.

11.     Active Employment Requirement. Except as provided below, an Incentive Compensation Award shall be paid for an Incentive Compensation Award Period only to a Participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the Incentive Compensation Award Period and who is employed by the Company on the date the Incentive Compensation Award is paid. To the extent consistent with the deductibility of awards under Section 162(m) of the Code, the Committee may in its sole discretion (i) grant an Incentive Compensation Award for an Incentive Compensation Award Period to a Participant who is first employed or who is first promoted to a position conferring eligibility to participate in this Plan during the Incentive Compensation Award Period, or (ii) authorize payment of an Incentive Compensation Award to a Participant whose employment is terminated during the Incentive Compensation Award Period because of the Participant’s retirement (as defined in the Company’s 401(k) plan), death, or disability as defined in Section 22(e)(3) of the Code. In such cases of active employment for part of an Incentive Compensation Award Period, a pro rata Incentive Compensation Award may be paid for the Incentive Compensation Award Period.

12.     Payment and Deferrals of Incentive Compensation Award.

(a)    An Incentive Compensation Award shall be paid to the Participant for the Incentive Compensation Award Period as provided in this Plan. The Company shall pay the Incentive Compensation Award to the Participant in such form as the Committee may determine and at such time as the Committee may determine after the Committee certifies that the Incentive Compensation Award is payable as provided in Section 8, but no later than March 15th of the year following the year in which the Incentive Compensation Award Period ends. In the event of the Participant’s death, any Incentive Compensation Award shall be paid to the Participant’s spouse or, if there is no surviving spouse, the Participant’s estate. Payments under this Section shall operate as a complete discharge of the Committee and the Company. The Company shall deduct from any Incentive Compensation Award paid under the Plan the amount of any taxes required to be withheld by the federal or any state or local government.

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(b)    The Committee may, in its sole and absolute discretion, permit an Eligible Senior Executive who is entitled to receive an Incentive Compensation Award to elect to defer payment of such Incentive Compensation Award in accordance with the terms of the Polaris Industries Inc. Supplemental Retirement/Savings Plan.

13.     Shareholder Approval. No Incentive Compensation Award shall be payable under this Plan unless the material terms of the Plan have been disclosed to and approved by the shareholders of the Company in accordance with Section 162(m) of the Code.

14.     Limitation of Rights. Nothing in this Plan shall be construed to (a) give any employee of the Company any right to be awarded an Incentive Compensation Award; (b) give a Participant any rights whatsoever with respect to shares of common stock of the Company; (c) limit in any way the right of the Company to terminate an Eligible Senior Executive’s employment with the Company at any time for any reason or no reason; (d) give a Participant or any other person any interest in any fund or in any specific asset or assets of the Company; or (e) be evidence of any agreement or understanding, express or implied, that the Company will employ an Eligible Senior Executive in any particular position or at any particular rate of remuneration.

15.     Non-Exclusive Arrangement. The adoption and operation of this Plan shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

16.     Nonassignment. The right of a Participant to the payment of any Incentive Compensation Award under the Plan may not be assigned, transferred, pledged, or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution, or other legal process.

17.     Amendment or Termination of the Plan. The Board may amend or terminate the Plan at any time, except that no amendment or termination shall be made that would impair the rights of any Participant to an Incentive Compensation Award that would be payable were the Participant to terminate employment on the effective date of such amendment or termination, unless the Participant consents to such amendment or termination. The Plan shall automatically terminate on December 31, 2019 unless sooner terminated by action of the Board or extended with the approval of the Board and the Company’s shareholders.

18.     Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Minnesota, other than the conflict of law provisions of such laws.

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ATTN: RICHARD EDWARDS
POLARIS INDUSTRIES INC.
2100 HIGHWAY 55
MEDINA, MN 55340

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M68137-P45213-Z62038 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

POLARIS INDUSTRIES INC.

The Board of Directors recommends you vote FOR the nominees listed in Item 1:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Kevin M. Farr
02) Gary E. Hendrickson
03) R.M. (Mark) Schreck
04) William G. Van Dyke

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

	For	Against	Abstain
2. Approval of the amended and restated Senior Executive Annual Incentive Compensation Plan	☐	☐	☐
3. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for 2014	☐	☐	☐
4. Advisory vote to approve the compensation of our Named Executive Officers	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) on the proxy. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such. If signing for a corporation, provide the name of the corporation and your full title.

Signature [PLEASE SIGN WITHIN BOX] — Date

Signature (Joint Owners) — Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

M68138-P45213-Z62038

POLARIS INDUSTRIES INC.
Annual Meeting of Shareholders
April 24, 2014 9:00 AM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Bennett J. Morgan and Michael W. Malone, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of POLARIS INDUSTRIES INC. that the shareholder(s) held of record at the close of business on February 27, 2014, and is/are entitled to vote at the Annual Meeting of shareholders to be held at 9:00 AM, CDT on April 24, 2014, at the Polaris Corporate Headquarters, 2100 Highway 55, Medina, MN 55340, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no such direction is given, this proxy will be voted in accordance with the Board of Directors' recommendations. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Continued and to be signed on reverse side

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*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 24, 2014.

POLARIS INDUSTRIES INC.

ATTN: RICHARD EDWARDS
POLARIS INDUSTRIES INC.
2100 HIGHWAY 55
MEDINA, MN 55340

M68139-P45213-Z62038

Meeting Information

Meeting Type: Annual Meeting
For holders as of: February 27, 2014
Date: April 24, 2014 **Time:** 9:00 AM CDT
Location: Corporate Headquarters
2100 Highway 55
Medina, MN 55340

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice and Proxy Statement   2. Annual Report with Form 10-K

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 10, 2014 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M68140-P45213-Z62038

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Voting Items

The Board of Directors recommends you vote FOR the nominees listed in Item 1:

1. Election of Directors

   Nominees

   01) Kevin M. Farr
   02) Gary E. Hendrickson
   03) R.M. (Mark) Schreck
   04) William G. Van Dyke

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

M68141-P45213-Z62038

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